UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Action of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Energy XXI (Bermuda) Limited

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Canon’s Court, 22 Victoria Street
PO Box HM 1179
Hamilton HM EX, Bermuda

NOTICE OF 2008 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 4, 2008

September 30, 2008

Dear Shareholder:

You are cordially invited to attend Energy XXI (Bermuda) Limited’s 2008 Annual General Meeting of Shareholders (the “2008 Annual General Meeting”). The 2008 Annual General Meeting will be held on Tuesday, November 4, 2008, at 9:00 a.m. (local time) at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda, to:

(1)	Elect two directors as Class III directors, each for a three-year term;
(2)	Approve the Energy XXI Services, LLC Employee Stock Purchase Plan;
(3)	Ratify and approve the appointment of UHY LLP as our independent registered public accounting firm and to authorize the Audit Committee of our Board of Directors to set the auditors’ remuneration for the fiscal year ending June 30, 2009; and
(4)	Address any other matters that properly come before the 2008 Annual General Meeting and any adjournments or postponements of the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of 2008 Annual General Meeting of Shareholders. The close of business on September 19, 2008 is the record date for determining shareholders entitled to vote at the 2008 Annual General Meeting. Only holders of Energy XXI (Bermuda) Limited’s common shares, par value $0.001 per share (the “Common Shares”), as of the record date are entitled to notice of and to vote on the matters listed in this Notice of 2008 Annual General Meeting of Shareholders.

Whether or not you plan to attend the 2008 Annual General Meeting in person, please sign and date the enclosed proxy and return it promptly in the enclosed postage-paid return-addressed reply envelope. On behalf of Energy XXI (Bermuda) Limited, we appreciate your attention to and support on these matters.

BY ORDER OF THE BOARD OF DIRECTORS

John D. Schiller, Jr.
Chairman and Chief Executive Officer

i

ENERGY XXI (BERMUDA) LIMITED
Canon’s Court, 22 Victoria Street
PO Box HM 1179
Hamilton HM EX, Bermuda

PROXY STATEMENT FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 4, 2008

VOTING INFORMATION

General Information

Purpose of this Proxy Statement

We have prepared this Proxy Statement to solicit proxies on behalf of our Board of Directors for use at our 2008 Annual General Meeting of Shareholders and any adjournment or postponement thereof. We intend to mail this Proxy Statement and accompanying proxy card to all of our shareholders of record as of September 19, 2008 on or about September 30, 2008. The specific proposals to be considered and acted upon at the 2008 Annual General Meeting are summarized in the accompanying Notice of 2008 Annual General Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

Time and Place of 2008 Annual General Meeting

We will hold the 2008 Annual General Meeting on Tuesday, November 4, 2008, at 9:00 a.m. (local time) at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda.

Admission Rules

Only shareholders of record as of September 19, 2008 and their accompanied guests, or the holders of their valid proxies, will be permitted to attend the 2008 Annual General Meeting. Each person attending the 2008 Annual General Meeting will be asked to present valid governmental-issued picture identification, such as a driver’s license or a passport, before being admitted to the meeting. In addition, shareholders who hold their shares through a broker or nominee (i.e., in “street name”) should provide proof of their beneficial ownership as of September 19, 2008, such as a brokerage statement showing their ownership of shares as of that date. Cameras, recording devices and other electronic devices will not be permitted at the 2008 Annual General Meeting.

Inspector of Elections

Our Board of Directors has appointed Reid Finance Limited as the inspector of elections for the 2008 Annual General Meeting. The inspector of elections will separately calculate affirmative, negative and withheld votes, abstentions and broker non-votes for each of the proposals.

Quorum

We must have a “quorum” — at least two (2) shareholders and at least 33 and  1/3% of our outstanding Common Shares represented in person or by proxy — to conduct business at the 2008 Annual General Meeting. Common Shares represented in person or by proxy, including Common Shares represented by proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to the Company but marked by brokers as “not voted” (“broker non-votes”), will be counted for purposes of determining whether a quorum is present. If a quorum is not present at the 2008 Annual General Meeting, the meeting may be adjourned from time to time until a quorum is obtained.

Who Can Vote

There were 145,930,799 outstanding Common Shares of the Company at September 19, 2008, and each shareholder of record at such date is entitled to one (1) vote for each Common Share held on each of the proposals for shareholders presented at the 2008 Annual General Meeting.

Vote Required for the Proposals

The nominees for director receiving the highest number of votes cast in person or by proxy at the 2008 Annual General Meeting in favor of their nomination will be elected. If you mark your proxy to withhold your vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” that nominee. The approval for each of the proposals (i) for the approval of the Energy XXI Services, LLC Employee Stock Purchase Plan and (ii) for selection of UHY LLP as the Company’s independent auditor for the year ending June 30, 2009 requires the affirmative vote of a majority of the votes cast on such proposal at the 2008 Annual General Meeting.

Common Shares that abstain from voting as to a particular proposal, and Common Shares held in street name or nominees that indicate on their proxies that they do not have discretionary authority to vote such Common Shares as to a particular proposal, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or Common Shares voting on such proposal. Accordingly, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the voting for an applicable proposal.

If a Nominee Becomes Unavailable

If any of our director candidates becomes unavailable for any reason before the election, we may reduce the number of our directors serving on our Board of Directors or a substitute candidate may be designated. We have no reason to believe that any of our director candidates will be unavailable. If a substitute candidate is designated, the persons named in the enclosed proxy card will vote your Common Shares for such substitute if they are instructed to do so by our Board of Directors or, if our Board of Directors does not do so, in accordance with their own best judgment.

Other Matters at the 2008 Annual General Meeting

As of the date of this Proxy Statement, the Company’s management knows of no other matter that will be presented for consideration at the 2008 Annual General Meeting other than those proposals discussed in this Proxy Statement. If any other proposals properly come before the 2008 Annual General Meeting and call for a vote of shareholders, validly executed proxies returned to us will be voted in accordance with the recommendations of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Shareholder Questions

The Company expects to make available its directors and other representatives to answer shareholders’ questions of general interest following the formal agenda of the 2008 Annual General Meeting.

Solicitation of Proxies and Expenses

We are asking for your proxy on behalf of our Board of Directors. We will bear the entire cost of preparing, printing and soliciting proxies. We will send proxy solicitation materials to all of our shareholders of record as of September 19, 2008, and to all intermediaries, such as brokers and banks, that held any of our Common Shares on that date on behalf of others. These intermediaries will then forward solicitation materials to the beneficial owners of our Common Shares and we will reimburse them for their reasonable forwarding expenses. Our directors, officers and employees may also solicit proxies (without additional compensation) in person or by telephone. The Company may, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies.

Proposals By Shareholders

Our Board of Directors does not intend to bring any other matters before the 2008 Annual General Meeting and has not been informed that any other matters are to be presented by others. Our Bye-Laws contain several requirements that must be satisfied in order for any of our shareholders to bring a proposal before one of our annual general meetings, including a requirement of delivering proper advance notice to us. Shareholders are advised to review our Bye-Laws if they intend to present a proposal at any of our annual general meetings.

May I propose actions for consideration at next year’s annual general meeting of shareholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please read “Shareholder Proposals for 2009 Annual General Meeting” for information regarding the submission of shareholder proposals and director nominations for consideration at next year’s annual general meeting.

Voting (Whether in Person or By Proxy)

How Do I Vote My Shares?

You may vote your Common Shares in person at the 2008 Annual General Meeting or you may give us or your designated representative your proxy. We recommend you vote by proxy even if you plan to attend the 2008 Annual General Meeting as you can always change your vote at the 2008 Annual General Meeting.

On What Proposals May I Vote?

Holders of our Common Shares may vote on the following proposals:

1.	To elect two Class III directors to serve on the Board of Directors until the Annual General Meeting in 2011 or until their successors are duly elected and qualified;
2.	To approve the Energy XXI Services, LLC Employee Stock Purchase Plan;
3.	To ratify and approve the appointment of UHY LLP as the independent registered public accounting firm of the Company for the year ending June 30, 2009 and to authorize the Audit Committee of the Board of Directors to determine the auditors’ remuneration; and
4.	Any other proposals that may properly come before the 2008 Annual General Meeting or any adjournments or postponements thereof.

What If My Common Shares Are Held in Someone Else’s Name?

If you want to vote at the 2008 Annual General Meeting, but your shares are held by an intermediary, such as a broker, dealer, bank, trustee or other nominee, you will need to obtain proof of ownership of your Common Shares as of September 19, 2008, or obtain a proxy to vote your shares from the intermediary. The intermediary should give you instructions for voting your Common Shares. Please refer to the enclosed proxy card for voting instructions. The instructions set forth below apply to record holders only and not those whose Common Shares are held in the name of a nominee.

How Do I Vote by Proxy If I Am a Record Holder?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the 2008 Annual General Meeting. If you give us your proxy to vote your Common Shares, we will be authorized to vote your Common Shares, but only in the manner you direct. You may direct us to vote for—or withhold authority to vote for—all, some or none of the nominees for director. You may also direct us to vote your Common Shares for or against the proposal:

1.	To approve the Energy XXI Services, LLC Employee Stock Purchase Plan; and
2.	To ratify and approve the appointment of UHY LLP as the independent registered public accounting firm of the Company for the year ending June 30, 2009 and to authorize the Audit Committee of the Board of Directors to determine the auditors’ remuneration.

You may also abstain from voting.

If you give us your proxy to vote your Common Shares and do not withhold authority to vote for the election of any of the nominees for director, all of your Common Shares will be voted FOR the election of the nominees. If you withhold authority to vote your Common Shares for any nominee, none of your Common Shares will be voted for that candidate, but all of your Common Shares will be voted FOR the election of each other nominee for whom you have not withheld authority to vote.

If you give us your proxy to vote your Common Shares on each of the other proposals for consideration at the 2008 Annual General Meeting but do not specify how you want your Common Shares voted, all of your Common Shares will be voted FOR each of the other proposals.

If you give us your proxy to vote your Common Shares and any additional proposals properly come before our shareholders for consideration and a vote at the 2008 Annual General Meeting, the persons named in the enclosed proxy card will vote your Common Shares on those matters as instructed by our Board of Directors or, in the absence of any express instructions, in accordance with their own best judgment. As of the date of this Proxy Statement, we were not aware of any other matter to be raised at the 2008 Annual General Meeting.

What if I Change My Mind After I Give You My Proxy?

You may revoke your proxy at any time before your Common Shares are voted at the 2008 Annual General Meeting by providing us with either a new proxy with a later date (by any method available for giving your original proxy) or by sending our Corporate Secretary a written notice of your desire to revoke your proxy. You may also revoke your proxy at any time prior to your Common Shares having been voted by attending the 2008 Annual General Meeting in person and notifying the inspector of elections of your desire to revoke your proxy. However, your proxy will not automatically be revoked merely because you attend the 2008 Annual General Meeting.

If your Common Shares are held of record by an intermediary, you may submit new voting instructions by contacting your broker, bank or other nominee or you may vote in person at the 2008 Annual General Meeting if you obtain a legal proxy.

Why Did I Receive More Than One Proxy Card?

You may receive more than one proxy or voting card depending on how you hold your Common Shares. Please vote all of your Common Shares. If you hold your Common Shares through someone else, such as a broker or a bank, you may receive materials from them asking you how you want your Common Shares voted.

Will My Shares Be Voted If I Do Not Provide My Proxy?

Your Common Shares may be voted if they are held in “street name”, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The election of directors and the proposal to ratify and approve the selection of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009 and authorization of the Audit Committee of our Board of Directors to determine the auditors’ remuneration are considered routine matters for which brokerage firms may vote shares where no specific voting instructions are given.

The proposal to approve the Energy XXI Services, LLC Employee Stock Purchase Plan is not considered a routine matter. Thus, absent specific voting instructions from the beneficial owners of Common Shares on this proposal brokers may not vote on this proposal.

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with Section 84 of the Companies Act 1981 of Bermuda, the audited consolidated financial statements of the Company for the year ended June 30, 2008 will be available for review before the 2008 Annual General Meeting. These statements have been approved by the Board of Directors of the Company. There is no requirement under Bermuda law that such statements be approved by shareholders, and no such approval will be sought at the 2008 Annual General Meeting.

The audited consolidated financial statements of the Company for the year ended June 30, 2008 have been provided to shareholders by inclusion in the Company’s Annual Report on Form 10-K (without exhibits) mailed with this Notice of 2008 Annual General Meeting of Shareholders and Proxy Statement, but such statements and the Form 10-K do not constitute part of the proxy solicitation materials. The Company’s Annual Report on Form 10-K is also available on our website at www.energyxxi.com.

PROPOSALS YOU MAY VOTE ON

PROPOSAL NO. 1:
ELECTION OF CLASS III DIRECTORS

Our full Board of Directors consists of seven directors. The Board of Directors is divided into three classes, with each of Class I and Class III having two directors and Class II having three directors. The directors in each class serve a three-year term, except that the terms for each of Class I and II were set to expire upon shorter initial terms upon establishment of the Company in 2005 so that the different classes of directors would have staggered terms. The terms of each class expire at successive annual general meetings so that the shareholders elect one class of directors at each annual general meeting.

The current composition of the Board of Directors is:

Director	Age	Director Since
Class I Directors (serving until 2009 Annual General Meeting)
David West Griffin	47	July 2005
Hill A. Feinberg	61	May 2007
Class II Directors (serving until 2010 Annual General Meeting)
Steven A. Weyel	54	July 2005
David M. Dunwoody	58	July 2005
Paul Davison	55	May 2007
Class III Directors (term expiring at 2008 Annual General Meeting)
John D. Schiller, Jr.	49	July 2005
William Colvin	49	July 2005

The election of the Class III directors will take place at the 2008 Annual General Meeting. At its meeting on September 9, 2008, our Board of Directors approved the recommendation of the Nomination Committee that each of Messrs. Schiller and Colvin be elected as Class III directors for a three-year term.

If elected, each of Messrs. Schiller and Colvin will serve on the Board of Directors as Class III directors until the 2011 Annual General Meeting, or until their successors are duly elected and qualified or until their earlier resignation or removal in accordance with the Company’s Bye-Laws. If any of the two nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board of Directors or the named proxies. For more information about each director, please see “Information About Directors” set forth later in this Proxy Statement. The Company expects each nominee for election as a director at the 2008 Annual General Meeting to be able to accept such nomination.

For more information regarding the independence of our directors, please see “Board of Directors and Governance — Independence.”

Vote Required for Approval

A plurality of votes duly cast by the holders of our Common Shares is required for the election of our directors. The two nominees receiving the highest number of affirmative votes of the Common Shares entitled to vote at the 2008 Annual General Meeting will be elected to our Board of Directors as Class III directors to serve until the 2011 Annual General Meeting or until their successors have been elected and qualified or until their earlier removal or resignation from the Board of Directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF EACH OF THE CLASS III DIRECTOR NOMINEES.

PROPOSAL NO. 2:
APPROVAL OF ENERGY XXI SERVICES, LLC
EMPLOYEE STOCK PURCHASE PLAN

There will be presented at the Annual Meeting a proposal to approve the Energy XXI Services, LLC Employee Stock Purchase Plan, effective as of December 1, 2008 (the “Plan”). The description set forth below represents a summary of the principal terms and conditions of the Plan and does not purport to be complete. Shareholders should refer to Appendix A of this Proxy Statement for a complete copy of the Plan.

General

On September 9, 2008 our Board of Directors adopted the Plan, effective December 1, 2008 subject to approval by our stockholders within 12 months of the date of adoption. A total of 5,000,000 Common Shares are reserved for issuance under the Plan. The purpose of the Plan is to provide our employees participating in the Plan with an opportunity to purchase our Common Shares through payroll deductions. The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the “Code”). See “Federal Income Tax Consequences” below.

Administration

The Plan will be administered by a committee (the “Committee”) appointed by our Board of Directors. Our Remuneration Committee has been appointed to serve as the Committee. All questions of interpretation of the Plan will be determined by the Committee, whose decisions will be final and binding upon all participants.

Eligibility

All of our employees, including officers and all other employees, (other than those officers or employees owning five percent or more of our Common Shares) and the employees of each of our present or future parent or subsidiaries, within the meaning of sections 424(e) and (f) of the Code, other than a foreign parent or subsidiary corporation whose participation has not been approved by our Board of Directors (a “Participating Company”), who are employed by us or a Participating Company as full time employees on the day immediately preceding the applicable Date of Grant (as defined below) and who are customarily employed at least twenty hours per week will be eligible to participate in the Plan, subject to certain limitations imposed by section 423(b) of the Code (an “Eligible Employee”). A participant who withdraws from the Plan during an Option Period (as defined below) will be eligible to again participate in the Plan in a subsequent Option Period, provided he is otherwise an Eligible Employee at that time. As of September 1, 2008, 114 employees, including our executive officers, will be eligible to participate.

Offering Dates

We will offer all Eligible Employees the option to purchase Common Shares under the Plan. Except as otherwise determined by the Committee, these options will be granted on December 1, 2008, July 1, 2009, and January 1 and July 1 of each year thereafter (a “Date of Grant”). The term of the initial option granted under the plan on December 1, 2008 will be for a period of seven months, ending on June 30, 2009. The term of each option granted under the Plan on July 1, 2009 and after will be for a period of six months, beginning on the Date of Grant and ending on the following June 30 or December 31, as applicable, (the last day of any option period being the “Date of Exercise”) (each such six month period is herein referred to as an “Option Period”).

Purchase Price

The purchase price per share at which Common Shares will be sold under the Plan will be an amount equal to the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Shares on the Date of Exercise or (ii) eighty-five percent (85%) of the fair market value of the Common Shares on the Date of Grant (the “Purchase Price”). The fair market value of a Common Share on a given date will be the last reported sale price by the National Association of Securities Dealers Automated Quotation System on that day for our Common Shares trading under the ticker symbol “EXXI”.

Outstanding Awards

Although the first offering period will begin on December 1, 2008, the number of Common Shares potentially purchasable in the first Option Period (provided that stockholder approval of the Plan is obtained)

cannot be determined at this time, and neither can the exercise price at which such options may be purchased be determined at this time. However, as of September 29, 2008, the closing price of our Common Shares was $2.91.

Payment of Purchase Price; Payroll Deductions

The purchase price of the Common Shares to be purchased under the Plan will be accumulated by payroll deductions during each Option Period. For each participant, these payroll deductions may not be less than $10.00 and may not exceed: (i) seventy percent (70%) of the amount of eligible compensation (which is generally defined in the Plan to include all wages and salary) from which the deduction is made, or (ii) an amount which will result in noncompliance with the limitations described below in the section entitled “Purchase of Stock; Exercise of Option.” Such payroll deductions will be credited to a book entry account established for each participant. An employee may, pursuant to certain limitations, discontinue participation in the Plan, but may not otherwise increase or decrease the rate of payroll deductions during any Option Period. If approved by the Committee, a participant may continue payroll deductions during a paid leave of absence.

Purchase of Stock; Exercise of Option

The maximum number of shares placed under option to a participant in the Plan in any Option Period cannot exceed an amount equal to the number determined by dividing the amount of the participant’s total payroll deductions during the Option Period (and any carryover amounts from the preceding offering period) by the Purchase Price. Unless a participant withdraws from the Plan, the participant’s option for the purchase of shares will be exercised automatically on each Date of Exercise for the maximum number of whole shares at the applicable Purchase Price. As soon as practicable following the end of each Option Period, we will cause a certificate to be issued, or shares to be deposited into an account, in each participant’s name representing the total number of whole Common Shares acquired by the participant through the exercise of the option. Any balance remaining in a participant’s account following the exercise of the participant’s option in an offering period will be carried over for use in the next following Option Period. To the extent the balance remaining in the participant’s account after payment of the Purchase Price exceeds the value of a share (over, for example, the limitations described in the following paragraph) the entire remaining balance shall be returned to the participant.

Notwithstanding the foregoing, no Eligible Employee will be granted an option to purchase Common Shares under the Plan if, immediately after the grant of the option, the employee would own five percent or more of the voting power or value of all classes of our stock or the stock of our subsidiaries, nor will any eligible employee be granted an option which would permit the employee to purchase, pursuant to the Plan, more than $25,000 worth of Common Shares (determined at the fair market value of the shares at the Date of Grant) in any calendar year.

If the total number of Common Shares remaining available for issuance is less than the total number of Common Shares that could otherwise be acquired pursuant to all options for a given option period, then the number of Common Shares that could otherwise be acquired pursuant to each option for a given option period will be reduced proportionately. If, after this adjustment, an Eligible Employee is entitled to an option for a fraction of a Common Share, the Eligible Employee’s payroll deductions that would be used to purchase such fractional share will be returned to him as soon as administratively feasible.

Withdrawal

Any participant may withdraw in whole from the Plan all of the payroll deductions credited to his or her account and not yet used to exercise an option at any time by giving written notice to the Company. Partial withdrawals are not permitted. A participant who wishes to withdraw from the Plan must timely deliver to us a notice of withdrawal on a form prepared by the Committee. Promptly following the time when the notice of withdrawal is delivered, we will refund to the participant the amount of the cash balance in his account under the Plan. Thereafter, the participant’s payroll deduction authorization and his interest in unexercised options under the Plan will terminate automatically and without any further act on his part.

Capital Changes

Whenever any change is made in the Common Shares, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combinations, reclassification of shares, or other similar change, appropriate action will be taken by the Board to adjust accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and purchase price of shares subject to options outstanding under the Plan.

Nonassignability

Each option will be assignable or transferable only by will or by the laws of descent and distribution and will be exercisable during the optionee’s lifetime only by the optionee. We will not recognize and will be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option.

Amendment and Termination of the Plan

Our Board of Directors, in its discretion, may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. Our Board of Directors will have the right to alter or amend the Plan or any part thereof from time to time without the approval of the our stockholders; provided, that no change in any option theretofore granted may be made that would impair the rights of the participant without the consent of such participant; and provided, further, that the Board may not make any alteration or amendment that would increase the aggregate number of shares that may be issued pursuant to the provisions of the Plan (other than as a result of the anti-dilution provisions of the Plan), materially increase the benefits accruing to participants under the Plan, change the class of individuals eligible to receive options under the Plan, extend the term of the Plan, or cause options issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in section 423 of the Code, without the approval of our shareholders.

Federal Income Tax Consequences

The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax in an amount that is determined based upon the participant’s holding period. If the shares have been held by the participant for more than two years after the Date of Grant, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the Purchase Price or (b) the excess of the fair market value of the shares at the Date of Grant over the Purchase Price, will be treated as ordinary income and any further gain or loss will be treated as long-term capital gain or loss. If the shares are disposed of before the expiration of this two year holding period, the excess of the fair market value of the shares on the Date of Exercise over the Purchase Price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from the Date of Grant.

The foregoing brief summary of the effect of federal income taxation upon the participants with respect to the purchase of shares under the Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country that may apply.

New Plan Benefits Table

The Common Shares, if any, that will be purchased by eligible employees under the Plan for our 2009 fiscal year are dependent upon the election of such employees to participate in the Plan and, therefore, cannot be determined with certainty at this time. Thus, a New Plan Benefits Table cannot be provided at this time. Also, if the Plan is not approved by our shareholders, no shares will be sold under the Plan.

Vote Required for Approval

Because our executive officers will be eligible to participate in the Plan, each of our executive officers has an interest in, and may benefit from, the adoption of the Plan. Approval of the Plan requires an affirmative vote of a majority of votes cast by the holders of our Common Shares. Accordingly, abstentions and broker non-votes will not be counted and will not affect the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL OF THE
ENERGY XXI SERVICES, LLC EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 3:
APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM AND AUDITORS’ REMUNERATION

Our Audit Committee has selected UHY LLP as the independent registered public accounting firm of the Company to audit its consolidated financial statements for the year ending June 30, 2009, and our Board of Directors asks that the shareholders approve the appointment of UHY LLP as the independent registered public accounting firm for such year and authorize our Audit Committee to determine the auditors’ remuneration. If the shareholders do not ratify the appointment of UHY LLP, the adverse vote will be considered as a direction to the Audit Committee to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ended June 30, 2009 will be permitted to stand unless the Audit Committee finds other reasons for making a change. It is understood that even if the selection of UHY LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and its shareholders.

All services to be rendered by our independent registered public accounting firm are subject to pre-approval and review by our Audit Committee.

UHY LLP has audited the Company’s financial statements since the inception of the Company on July 25, 2005.

While the Audit Committee is responsible for the appointment, remuneration, retention and oversight of the Company’s independent registered public accounting firm, our Audit Committee and our Board of Directors are requesting that the shareholders ratify and approve the appointment of UHY LLP as our independent registered public accounting firm and authorize our Audit Committee to determine the auditors’ remuneration for fiscal year ending June 30, 2009.

Vote Required for Approval

An affirmative vote of a majority of votes cast by the holders of our Common Shares is required for the ratification and approval of the appointment of UHY LLP as our independent registered public accounting firm and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration for the fiscal year ending June 30, 2009. Accordingly, abstentions and broker non-votes will not be counted and will not affect the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION
AND APPROVAL OF THE APPOINTMENT OF UHY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND TO AUTHORIZE THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS TO SET THE AUDITORS’ REMUNERATION FOR THE
FISCAL YEAR ENDING JUNE 30, 2009.

INFORMATION ABOUT DIRECTORS

The following table sets forth the names, ages and positions of our directors. The director’s respective backgrounds are described following the table:

Director	Age	Position(s) with the Company	Expiration of Term as Director
John D. Schiller, Jr.	49	Chairman and Chief Executive Officer	2008 Annual General Meeting
Steven A. Weyel	54	Director, President and Chief Operating Officer	2010 Annual General Meeting
David West Griffin	47	Director, Chief Financial Officer	2009 Annual General Meeting
William Colvin(1)	49	Director	2008 Annual General Meeting
Paul Davison(2)	55	Director	2010 Annual General Meeting
David M. Dunwoody(3)	58	Director	2010 Annual General Meeting
Hill A. Feinberg(4)	61	Director	2009 Annual General Meeting

(1)	Chairman of the Audit Committee, member of the Remuneration and Nomination Committees.
(2)	Member of the Audit, Remuneration and Nomination Committees.
(3)	Chairman of the Remuneration Committee, member of the Audit and Nomination Committees.
(4)	Chairman of the Nomination Committee, member of the Audit and Remuneration Committees.

Messrs. Schiller, Weyel and Griffin were the initial founders of the Company and were elected as directors in connection with the establishment of the Company. Messrs. Colvin and Dunwoody were elected non-executive directors shortly following the formation of the Company on July 25, 2005 in contemplation of the Company’s initial public offering on the Alternative Investment Market of the London Stock Exchange (“AIM”). Messrs. Davison and Feinberg were appointed to our Board of Directors by the other directors on May 7, 2007 as the Company contemplated its listing of its Common Shares on The NASDAQ® Capital Market following its registrations of such shares under both the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”) and the Securities Act of 1933, as amended (the “Securities Act”).

John D. Schiller, Jr.  Mr. Schiller is our Chairman and Chief Executive Officer, and has been since our inception in 2005. Mr. Schiller’s career spans 28 years in the oil and gas industry. In addition to forming the Company, Mr. Schiller served as: interim chief executive officer of Particle Drilling, Inc. between December 2004 and November 2005; Vice President, Exploration and Development, for Devon Energy from April 2003 to December 2003 with responsibility for domestic and international activities; Executive Vice President, Exploration and Production, for Ocean Energy, Inc. from 1999 to April 2003, overseeing Ocean’s worldwide exploration, production and drilling activities; and Senior Vice President of Operations of Seagull Energy. Prior to serving in those offices, Mr. Schiller held various positions at Burlington Resources, including Engineering and Production Manager of the Gulf of Mexico Division and Corporate Acquisition Manager, and at Superior Oil where he began his career in 1981. Mr. Schiller serves on the Board of Directors of Particle Drilling, Inc., a development stage oil and gas services company, and also serves on the Board of Directors of Escape Family Resource Center, a charitable organization. He is a registered professional engineer in the State of Texas. Mr. Schiller is a charter member and past Chairman of the Petroleum Engineering Industry Board and a member of the Look College of Engineering Advisory Council at Texas A&M University. Mr. Schiller graduated with honors from Texas A&M University with a Bachelor of Science in Petroleum Engineering in 1981, and was inducted into the Texas A&M University Harold Vance Department of Petroleum Engineering’s Academy of Distinguished Graduates in 2008.

Steven A. Weyel.  Mr. Weyel is our President and Chief Operating Officer and has been since our inception. Mr. Weyel is co-founder and was most recently Principal and President/COO of EnerVen LLC, a company developing and supporting strategic ventures in the emerging energy industry, which company was formed in September 2002. In August 2005, Mr. Weyel sold his membership interests and resigned his positions in EnerVen LLC to devote full time and efforts to the Company. From 1999 to 2002, Mr. Weyel was President and COO of InterGen North America, a Shell-Bechtel joint venture in the merchant gas and power business. From 1994 to 1999, Mr. Weyel was with Dynegy Corporation, previously known as Natural Gas

Clearinghouse and NGC Corporation, where he served in various executive leadership positions, including Executive Vice President — Integrated Energy and Senior Vice President — Power Development. Mr. Weyel has a broad range of experience in the international oil service sector, including ownership of his own firm, Resource Technology Corporation, from 1983 to 1994, where he identified a new market opportunity based on evolving technology, and created the global engineering leader in onsite energy commodity reserves evaluation. From 1976 to 1983, Mr. Weyel worked with Baker Eastern S.A. (Baker-Hughes), in numerous strategic growth roles including Managing Director for the Western Hemisphere. Mr. Weyel also served with Mr. Schiller on the Board of Directors of Particle Drilling until his resignation on August 7, 2007. Mr. Weyel received his Masters in Business Administration from the University of Texas at Austin in 1989. Mr. Weyel graduated from Texas A&M University with a Bachelor of Science in Industrial Distribution in 1976.

David West Griffin.  Mr. Griffin is our Chief Financial Officer and has been since our inception. Prior to our inception, Mr. Griffin spent his time focusing on the formation of the Company. From January 2004 to December 2004, Mr. Griffin was the Chief Financial Officer of Alon USA, a refining and marketing company. From April 2002 to January 2004, Mr. Griffin owned his own turn-around consulting business, Energy Asset Management. From 1996 to April 2002, Mr. Griffin served in various positions with InterGen, including as Chief Financial Officer for InterGen’s North American business and supervisor of financing of all of InterGen’s Latin American projects. From 1993 to 1996, Mr. Griffin worked in the Project Finance Advisory Group of UBS. From 1985 to 1993, Mr. Griffin served in various positions with Bankers Trust Company. Mr. Griffin graduated Magna Cum Laude from Dartmouth College in 1983 and received his Masters in Business Administration from Tuck Business School in 1985.

William Colvin.  Mr. Colvin is one of our independent non-executive directors. He chairs our Audit Committee and is a member of our Remuneration and Nomination Committees. In January 2008 Mr. Colvin was appointed Chief Executive of Southern Cross Healthcare PLC, a nursing home operator based in the UK. From March 2005 to January 2008 Mr. Colvin served as Southern Cross Healthcare PLC’s chairman of the board, the role Mr. Colvin assumed following the acquisition of NHP Plc by funds controlled by The Blackstone Group. From January 2000 to February 2005 Mr. Colvin was a director of NHP Plc, a property investment group in the UK specializing in the ownership of freehold or long leasehold interests in modern purpose-built nursing homes. From November 2000 to February 2005, Mr. Colvin was also the Chief Executive of NHP Plc. He was Finance Director of British-Borneo Oil & Gas Plc from 1992 to 1999. From 1990 to 1992, Mr. Colvin was Finance Manager/Director at Oryx UK Energy. From 1989 to 1990, he was group financial controller at Thames Television Plc. From 1984 to 1989, he worked in a variety of financial roles for Atlantic Richfield (ARCO) Inc. From 1979 to 1984, Mr. Colvin worked in the audit department of Ernst & Young. He is also a non-executive director of Sondex Plc and BSN Medical. He qualified as a Scottish Chartered Accountant in 1982 and holds a Bachelor of Commerce degree from the University of Edinburgh.

Paul Davison.  Mr. Davison is one of our independent non-executive directors. He became a director on May 7, 2007 and is a member of our Audit, Nomination and Remuneration Committees. Mr. Davison has over 30 years of experience in the oil and gas industry in petroleum engineering and general management positions with Shell and Clyde Petroleum plc and most recently serving as Technical and Operations Director of Paladin Resources plc from 1997 until its takeover in 2006. Since 2006 he has pursued personal interests. Mr. Davison graduated from Nottingham University in 1974 with a degree in Mining Engineering.

David M. Dunwoody.  Mr. Dunwoody is one of our independent non-executive directors. He chairs the Remuneration Committee and is a member of our Audit and Nomination Committees. Mr. Dunwoody is the President of Morris Pipeline Company, a natural gas gathering company operating in Texas and has served in that capacity since 1998. From 1982 to 1998, Mr. Dunwoody held various positions with TECO Pipeline Company, an intrastate pipeline company operating in Texas. Prior to being acquired by PG&E Corporation, TECO operated over 1,100 miles of gas gathering and transmission pipelines. Mr. Dunwoody graduated from the University of Texas at Austin in 1971, receiving a Bachelors of Business Administration degree.

Hill A. Feinberg.  Mr. Feinberg is one of our independent non-executive directors. He chairs the Nomination Committee and is a member of the Audit and Remuneration Committees. Mr. Feinberg is Chairman and Chief Executive Officer of First Southwest Company, a privately held, fully diversified investment banking firm founded in 1946. Before joining First Southwest Company in 1991, Mr. Feinberg was a Senior Managing Director at Bear Stearns & Co. and a former Vice President and Manager of Salomon Brothers in the Dallas office. Mr. Feinberg is a past Chairman of the Municipal Securities Rulemaking Board (MSRB), the self-regulatory organization charged with the responsibility of writing rules governing the municipal securities activities of registered brokers. Mr. Feinberg also formerly served as a member of the board for Compass Bancshares, Inc. and is currently a member of the Greater Dallas Chamber. His civic and charitable service includes chairing the board of directors of the Phoenix House Foundation, as well as serving as a board member of the Cardiopulmonary Research Science and Technology Institute, a member of the Executive Committee of St. Mark’s School of Texas and a board member of Visitors of UT Southwestern Health System. He is also the past Chairman of the Board of Directors of the MBM Foundation, which is the governing board of the partnership between Menninger Clinic and Baylor College of Medicine. Mr. Feinberg received his bachelor’s degree in finance from the University of Georgia in 1969, receiving the Distinguished Alumnus Award from the University of Georgia’s Terry College of Business in May 2008. After graduation, Mr. Feinberg joined the United States Army Corps of Engineers, serving as 1st Lieutenant in Vietnam from 1970 to 1971.

BOARD OF DIRECTORS AND GOVERNANCE

Role of the Board of Directors

Pursuant to our Bye-Laws, the number of directors is fixed and may be increased or decreased from time to time by resolution of our Board of Directors, provided that the number of directors must not be less than three (3). Currently, our Board of Directors has fixed the number of directors at seven (7) members. Our Board of Directors is divided into three classes, Class I, Class II and Class III, with staggered terms of office ending in 2009, 2010 and 2008, respectively. The terms for each class expire on the date of the third annual general meeting following the most recent election of directors for such class. Each director holds office until the next annual general meeting for the election of directors of his class and until his successor has been duly elected and qualified or until his earlier removal or resignation.

Our Board of Directors meets regularly to review significant developments affecting the Company and to act on matters requiring Board of Directors approval. Our Board of Directors held seven (7) formal board and committee meetings during the fiscal year ended June 30, 2008 and acted three (3) times by written consent. Combined attendance at our board meetings and committee meetings in the fiscal year ended June 30, 2008 was 100% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings held by all committees of our Board of Directors.

Corporate Governance

The Company maintains a corporate governance page on its website, which includes key information about its Code of Business Conduct and Ethics and charters for each of the committees of our Board of Directors, including the Audit Committee, the Remuneration Committee and the Nomination Committee. The corporate governance page can be found at www.energyxxi.com, by clicking on “Investor Relations” and then on “Corporate Governance.”

Independence

The Nomination Committee conducts a review at least annually of our corporate governance principles and periodically of our director qualification standards, and such reviews include consideration of the independence of the members of our Board of Directors and its committees. Four of our seven directors are non-employee directors (all except Messrs. Schiller, Weyel and Griffin). Although we did not become listed on the The NASDAQ® Capital Market until after the conclusion of our fiscal year ended June 30, 2007, we were proceeding with the application for such listing much sooner and, thus, our Board of Directors had previously adopted the NASDAQ standards for “independence” to assist in making determinations of director independence. For committee memberships, we have also generally adopted requirements that each member also be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and “outside directors” as defined by Section 162(m) of the United States Internal Revenue Code. Based upon such standards, the Nomination Committee has affirmatively determined that each of our non-employee directors, William Colvin, Paul Davison, David M. Dunwoody and Hill Feinberg, meets these standards and is independent for purposes of their respective service on our Board of Directors and on the respective committees of our Board of Directors on which such directors serve. Other than the employment relationships of Messrs. Schiller, Weyel and Griffin and the director compensation arrangements described in this Proxy Statement, the Nomination Committee was not aware of any other transactions, relationships or arrangements that would properly be subject to consideration in determining the independence of our directors.

Executive Sessions and Meetings of Independent Directors

Our Board of Directors holds executive sessions of the non-management directors following each regularly scheduled meeting of the Board of Directors. Executive sessions do not include any employee directors of the Company.

Board Attendance at Annual General Meetings

The Company encourages its directors to attend the Company’s annual general meetings but does not require them to do so. The Company reimburses the travel expenses of any director who travels to attend the annual general meetings. At the 2007 Annual General Meeting, all of our directors attended.

Communications with the Board of Directors

The Company’s non-management and independent directors have approved a process for shareholders to communicate with our directors. Pursuant to that process, shareholders, employees and others interested in communicating with our Board of Directors may communicate with our Board of Directors by writing to the following address:

Energy XXI (Bermuda) Limited
c/o Corporate Secretary
Canon’s Court, 22 Victoria
PO Box HM 1179
Hamilton HM EX, Bermuda

In any such communication, an interested person may also designate a particular director, or a committee of our Board of Directors, such as the Audit Committee. Our Corporate Secretary will forward all correspondence to our Board of Directors or the particularly designated audience, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements or patently offensive or otherwise inappropriate material. Our Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics as its “code of ethics” as defined by regulations promulgated under the Securities Act and the Exchange Act, which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the “Investor Relations” and “Corporate Governance” section of the Company’s website at www.energyxxi.com. A copy of the Code of Business Conduct and Ethics may also be obtained free of charge from the Company upon a request directed to Energy XXI (Bermuda) Limited, Canon’s Court, 22 Victoria, PO Box HM 1179, Hamilton HM EX, Bermuda, Attention: Investor Relations. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct and Ethics by posting such information on its website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

Policies and Procedures Dealing with the Review, Approval and Ratification of Related Party Transactions

As part of the Code of Business Conduct and Ethics, the Company has adopted procedures related to the identification of conflicts of interest including related party transactions. Any potential conflicts of interest including related party transactions are to be brought to the attention of the appropriate personnel. Senior management evaluates instances of potential conflicts, including related party transactions and in cases where the matter is deemed significant, consults with the Board of Directors.

Committees of Our Board of Directors

Our Board of Directors currently has an Audit Committee, a Remuneration Committee and a Nomination Committee.

Audit Committee

Our Board of Directors has established an Audit Committee that convenes at least four times a year. The Audit Committee is currently comprised of Messrs. Colvin (who serves as its chair), Davison, Dunwoody and Feinberg, each of whom is an independent director of the Company under the applicable rules of NASDAQ and Rule 10A-3 under the Exchange Act.

Our Audit Committee held six (6) meetings during the fiscal year ended June 30, 2008.

The Board of Directors has determined that Mr. Colvin is a “financial expert” within the meaning stipulated by the SEC.

The Audit Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available on the Company’s website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

The Audit Committee recommends the annual appointment of the Company’s independent registered public accounting firm with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, and reviews accounting principles we will use in financial reporting, internal auditing procedures and the adequacy of our internal control procedures. The Audit Committee’s report regarding the fiscal year ended June 30, 2008 begins on page 44.

Remuneration Committee

Our Board of Directors has established a Remuneration Committee comprised of Messrs. Dunwoody (who serves as its chair), Colvin, Davison and Feinberg, all of whom are independent under the applicable rules of NASDAQ.

Our Remuneration Committee held four (4) meetings during the fiscal year ended June 30, 2008.

The Remuneration Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available on the Company’s website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

The Remuneration Committee evaluates the performance of the officers of the Company, reviews overall management compensation and benefits policies, and reviews and recommends employee benefits plans, options and/or restricted share grants and other incentive arrangements. The Remuneration Committee’s report begins on page 32.

Nomination Committee

Our Board of Directors has established a Nomination Committee comprised of Messrs. Feinberg (who serves as its chair), Colvin, Davison and Dunwoody, all of which are independent under the applicable rules of NASDAQ.

Our Nomination Committee held two (2) meetings during the fiscal year ended June 30, 2008.

The Nomination Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available on the Company’s website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

The primary purposes of the Nomination Committee are to: (1) identify individuals qualified to become members of our Board of Directors and recommend such individuals to our Board of Directors for nomination for election to the Board of Directors, (2) make recommendations to our Board of Directors concerning committee appointments, and (3) provide oversight of the corporate governance affairs of the Board of Directors and the Company.

Our Nomination Committee has a policy of considering candidates for director of the Company, including those candidates recommended by our shareholders. The Nomination Committee reviews candidates based on general criteria it has established for membership on our Board of Directors, including, among other things, such candidates’ integrity, independence, diversity of experience, leadership, ability to exercise sound judgment, scientific expertise, prior government service and experience at policy-making levels involving issues affecting business, government, education, technology and other areas relevant to the Company’s global business. Our Nomination Committee uses the same processes in evaluating nominations for our Board, irrespective of whether the nomination is made by a shareholder or by a member of our Board of Directors. Although our Nomination Committee has not established any fixed qualifications for an acceptable nominee to our Board of Directors, our Nomination Committee believes our directors should possess the highest personal and professional ethics, integrity and values, be committed to representing the long-term interests of our shareholders and be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively. In addition, our directors should be committed to serve on our Board of Directors for an extended period of time and should not serve on the boards of business entities competitive with us, or on the board of directors of more than three public companies, unless doing so would not impair the director’s service on our

Board of Directors. Our Nomination Committee does not have a formal process for identifying and evaluating nominees for directors, but rather uses its network of contacts to identify and evaluate potential candidates.

Any shareholder desiring to nominate qualified candidates for election as a director to our Board of Directors must submit to our Corporate Secretary a notice, executed by such shareholder (not being the person proposed as a candidate) prior to a contemplated annual general meeting of the Company and received not less than 60 days nor more than 90 days before the date of the Company’s proxy statement released to the Company’s shareholders in connection with the prior year’s annual general meeting, of the intention to propose such candidate. The notice must set forth as to each person whom the shareholder proposes to nominate for director:

•	the name, age, business address and residence address of such person;
•	the principal occupation or employment of such person;
•	the class, series and number of shares of the Company which are beneficially owned by such person;
•	particulars which would, if such person were so appointed, be required to be included in the Company’s register of directors and officers maintained under Bermuda law;
•	a letter from such person indicating that he is willing to be considered for election as a director; and
•	all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) under Section 14 of the Exchange Act.

Remuneration Committee Interlocks and Insider Participation

None of the members of the Remuneration Committee is or has been an officer or employee of the Company. None of the Company’s executive officers currently serves on the Remuneration Committee or any similar committee of another public company.

Mr. Schiller, our Chairman of the Board and Chief Executive Officer, participated in deliberations concerning executive compensation, although he was not responsible for the final determination of his compensation.

Director Compensation

We believe that it is important to attract and retain outstanding non-employee directors and one way that we believe we can achieve this goal is to offer compensation and incentives for such service. Directors who are not deemed “independent,” or who are employees of the Company or any of its subsidiaries, receive no additional compensation for their services as directors. A description of the compensation of Messrs. Schiller, Weyel and Griffin, each of whom is an employee director of the Company, is separately provided in this Proxy Statement under “Executive Compensation.”

The following table and narrative disclosure provide information on our compensation for non-employee directors for our fiscal year ended June 30, 2008.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
William Colvin	$95,250	$31,800	$47,625	$174,675
Paul Davison	80,250	31,800	40,125	152,175
David M. Dunwoody	90,250	31,800	45,125	167,175
Hill A. Feinberg	90,250	31,800	45,125	167,175

(1)	The amounts shown reflect the fees earned by each non-executive director. However, each of the non-executive directors elected to forego all cash compensation earned during the fiscal year ended June 30, 2008 and receive Common Shares with a market value equal to 150% of such cash compensation in accordance with the Company’s director compensation plan. The amount reflecting the 50% of market value in excess of the cash compensation earned is reflected in the “All Other Compensation” column of the table.
(2)	The amounts shown reflect the compensation cost related to restricted share awards included in the Company’s financial statements for the fiscal year ended June 30, 2008. The grant date fair value of each of the awards, as determined pursuant to Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS 123R”), on a per share basis was $5.30. For a discussion of the valuation assumptions used in calculating the compensation cost for the requisite service period and the grant date fair value of each of the awards, see the description under “Executive Compensation — Compensation Discussion and Analysis — Elements of Compensation — Material Tax and Accounting Considerations” set forth later in this Proxy Statement.
(3)	The fiscal year 2008 restricted share awards were granted to each of Messrs. Colvin, Davison, Dunwoody and Feinberg in the respective share amounts as follows:

Name	Date of Grant	Number of Restricted Shares
William Colvin	November 13, 2007	6,000
David M. Dunwoody	November 13, 2007	6,000
Paul Davison	November 13, 2007	6,000
Hill A. Feinberg	November 13, 2007	6,000

As of the end of the fiscal year ended June 30, 2008, the rights of each of the non-executive directors in the restricted share awards had not fully vested and there were 6,000 outstanding restricted share awards for each non-executive director.

Amounts shown reflect the 50% of market value of Common Shares that each of the non-executive directors received by electing to forego their respective cash compensation earned during the fiscal year ended June 30, 2008 and to receive Common Shares with a market value equal to 150% of such cash compensation in lieu thereof. In respect of such election, during fiscal year 2008, we delivered to each of Messrs. Colvin, Davison, Dunwoody and Feinberg 27,108, 22,690, 25,635 and 25,635 Common Shares, respectively, with an average per Common Share value of $5.27, $5.31, $5.28 and $5.28, respectively.

In April 2008, our Board of Directors unanimously amended its non-executive director remuneration plan. Effective September 1, 2008 the Board of Directors also adopted the Energy XXI Services, LLC Directors’ Deferred Compensation Plan (“Directors’ Deferred Plan”), which, together with the April 2008 amendments to our non-executive director remuneration plan, constitute our remuneration plans for our outside directors. Compensation of our non-executive directors after April 1, 2008 was made pursuant to the terms of the new non-executive remuneration plan, while compensation prior to April 1, 2008 was made pursuant to the terms of the previous non-executive director remuneration plan. The existing non-executive director remuneration plan compensates our non-employee directors as follows, which changes from the previous plan are indicated:

•	an annual cash retainer of $35,000, payable quarterly, increased from $30,000, payable quarterly;
•	an annual restricted share award of 15,000 of our Common Shares, increased from 6,000 of our Common Shares;
•	an additional cash retainer of $3,500 per Board meeting attended, increased from $2,500 per Board meeting attended;
•	an additional cash retainer of $1,500 per committee meeting attended;
•	an additional annual cash retainer of $15,000 for the chairman of the Audit Committee; and
•	an additional annual cash retainer of $10,000 for the chairman of any committee other than the Audit Committee.

The Directors’ Deferred Plan allows each director to receive Common Shares in lieu of any cash payment for Board or committee services. To the extent any director makes this election, the director is entitled to receive Common Shares with a market value equal to 150% of the equivalent cash compensation foregone. We also provide our directors liability insurance policies.

As part of our start up, we entered into non-executive appointment letters dated August 31, 2005 with Messrs. Colvin and Dunwoody. Under the terms of these letters, Messrs. Colvin and Dunwoody agreed to act as non-executive directors of the Company for a period of three years, although the term of service may be terminated by either party on one-month’s prior written notice. On May 7, 2007, we also entered into non-executive appointment letters with Messrs. Davison and Feinberg. Under his letter, Mr. Davison agreed to act as a non-executive director of the Company for a period of three years, with the right of termination by either party on one-month’s prior written notice. Mr. Feinberg similarly agreed to act as a non-executive director for a period of two years, with the right of termination by either party on one-month’s prior written notice. The compensation under these appointment letters is consistent with the director remuneration plan and the Directors’ Deferred Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of August 29, 2008 the number and percentage of our outstanding Common Shares that, according to the information available to us, were owned by (1) each of our directors and each person nominated to become one of our directors, (2) each of Messrs. Schiller, Weyel and Griffin and our other executive officers (including Ben Marchive, our Senior Vice President, Operations, and Todd Reid, our Senior Vice President, Marketing and Risk Management, who along with Messrs. Schiller, Weyel and Griffin are our “Named Executive Officers” for whom we provide compensation information in this Proxy Statement), (3) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Shares and (4) all of our directors and executive officers as a group.

For purposes of the table below, we deem Common Shares subject to options or warrants that are currently exercisable or exercisable within 60 days of August 29, 2008 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the Common Shares beneficially owned by them, subject to community property laws, where applicable.

Name and Address of Beneficial Owner	No. of Common Shares		Percent of Class
Third Point LLC 390 Park Ave. New York, NY 10022	19,561,800		13.4%
Seneca Capital Investments, LLC, 590 Madison Avenue, 28th Floor New York, New York 10022	13,576,390		9.3%
Nathan Low 641 Lexington Ave., 25th Floor New York, NY 10022	9,789,079	(1)	6.7%
Nisswa Master Fund Ltd. 601 Carlson Parkway Minnetonka, MN 55305	8,720,000		6.0%
John D. Schiller, Jr.(2)(5)	8,120,562		5.6%
Steven A. Weyel(5)	3,084,841		2.1%
David West Griffin(3)(5)	1,448,529		1.0%
William Colvin	100,516		*
Paul Davison	29,446		*
David M. Dunwoody	86,444		*
Hill A. Feinberg	282,763		*
Ben Marchive(4)(5)	318,083		*
Steve Nelson(4)(5)	192,103		*
Todd Reid(5)	114,700		*
Hugh Menown	61,154		*
Stewart Lawrence	53,434		*
All directors and officers as a group (12) persons as of August 29, 2008	13,892,575		9.5%

*	Indicates less than 1%

(1)	Includes 3,595,303 Common Shares underlying warrants and 6,193,776 Common Shares underlying 2,064,592 unit purchase options. Each unit purchase option is exercisable into one Common Share and two warrants, and each of the two warrants are then exercisable into one Common Share. Does not include (i) 20,000 Common Shares and 500,001 Common Shares underlying 166,667 unit purchase options owned by Sunrise Securities Corp. (“SSC”), (ii) 2,059,167 Common Shares and 2,940,834 Common Shares underlying warrants owned by Sunrise Equity Partners, L.P. (“SEP”) and (iii) 1,548,444 Common Shares underlying 516,148 unit purchase options owned by Sunrise Foundation Trust (“SFT”). Mr. Nathan Low disclaims beneficial ownership of all of our securities owned by the SSC, SEP and SFT, other than Mr. Low’s ownership of our securities as a result of his ownership of limited partnership interests of SEP.
(2)	Includes 150,000 shares Mr. Schiller has transferred to individual family members and 500,000 shares held in trust for the benefit of his family. Mr. Schiller maintains voting control of the shares so transferred, but otherwise disclaims beneficial ownership.
(3)	Includes 200 Common Shares owned by Mr. Griffin’s family members. Mr. Griffin maintains voting control of the shares.
(4)	As part of their commencing employment in April 2006, Mr. Marchive and Mr. Nelson were granted a combination of restricted shares and restricted share units, which vest one-third each year beginning on April 10, 2007 and April 17, 2007, respectively. These amounts include 62,500 and 55,000 of the restricted share portion of the grant for Mr. Marchive and Mr. Nelson, respectively. The allocation of the total grant between restricted shares and restricted stock units was approved by our Board of Directors in October 2006.
(5)	Includes 60,000, 50,000, 32,500, 50,000 and 42,500 of restricted shares for Messrs. Schiller, Weyel, Griffin, Marchive and Nelson, respectively, which were granted effective June 30, 2007 by the Company. Includes 235,294, 144,118, 79,657, 56,250, 47,000 and 50,000 of restricted shares for Messrs. Schiller, Weyel, Griffin, Marchive, Nelson and Reid, respectively, which were granted effective July 23, 2008 by the Company.

INFORMATION ABOUT EXECUTIVE OFFICERS

In addition to Messrs. Schiller, Weyel and Griffin, whose respective biographical information is shown above under “Information About Directors” beginning on page 12, the following persons are our executive officers.

Name	Age	Position(s) with the Company
John D. Schiller, Jr.	49	Chief Executive Officer
Steven A. Weyel	54	President and Chief Operating Officer
David West Griffin	47	Chief Financial Officer
Ben Marchive	61	Senior Vice President, Operations
Todd Reid	45	Senior Vice President, Marketing & Risk Management
Stewart Lawrence	47	Vice President, Investor Relations and Communications
Hugh A. Menown	50	Vice President, Chief Accounting Officer and Chief Information Officer
Steve Nelson	48	Vice President, Drilling and Production

Ben Marchive.  Mr. Marchive is our Senior Vice President of Operations. He has 32 years of experience in the oil and gas industry. He began his career with Superior Oil Company and gained extensive knowledge of offshore drilling, completion and production operations. He has since held management positions with Great Southern Oil & Gas, Kerr-McGee Corporation and most recently Ocean Energy, Inc. During his fourteen year tenure at Kerr-McGee, Ben managed all disciplines of engineering dealing with drilling, production operations, completions and reserve determination for the offshore division. In February 1999, Ben joined Ocean Energy, Inc. where he served as Vice President, Production North America. In this capacity, he was responsible for all Production Operations for North America Land and Offshore until his retirement in July 2003. Ben joined the Company in April 2006. Mr. Marchive is a 1977 graduate of Louisiana State University with a Bachelor of Science degree in Petroleum Engineering.

Todd Reid.  Mr. Reid is our Senior Vice President of Marketing and Risk Management. He has 16 years of experience in the energy marketing and trading business. Most recently, Mr. Reid served as President of Houston Research & Trading Ltd. from 2003 until joining us in July 2006 in his current position. Prior to those offices, he has held senior management positions with Houston Research and Trading, Duke Energy Trading and Marketing, NP Energy, Louisville Gas and Electric and Dynegy. Before coming to the energy industry, Mr. Reid first learned the trading business as a market maker for six years on the floor of the Chicago Board Options Exchange and was a member of the Chicago Board of Trade. He graduated with honors from Illinois College with a Bachelor of Science in Physics and Math in 1984. Mr. Reid received his Masters in Business Administration from Washington University in St. Louis in 1986.

Stewart Lawrence.  Mr. Lawrence is our Vice President of Investor Relations and Communications. From September 2001 to March 2007, he was Manager of Investor Relations for Anadarko Petroleum Corporation. From 1996 to 2001, Mr. Lawrence was responsible for investor relations and other communications functions at MCN Energy Group, a diversified energy company that was acquired in 2001 by DTE Energy Company. Mr. Lawrence graduated from the University of Houston with a BA in journalism in 1987 and a Masters in Business Administration in 1995.

Hugh A. Menown.  Mr. Menown is our Vice President, Chief Accounting Officer and Chief Information Officer. He has more than 28 years of experience in mergers and acquisitions, auditing and managerial finance, and has been performing similar roles for the Company on a consultant basis since August 2006. He previously worked with Quanta Services, Inc. performing due diligence on a number of acquisitions as well as serving as chief financial officer for two of Quanta’s operating companies. From 1987 to 1999, Mr. Menown provided audit and related services for clients at PricewaterhouseCoopers, LLP in the Houston office, where for seven years he was the partner in charge of the transaction services practice providing due diligence, mergers and acquisition advisory and strategic consulting to numerous clients in various industries. Mr. Menown serves on the board of directors of Particle Drilling Technologies, Inc. as chairman of the audit committee and a member of the compensation committee. He is a certified public accountant and a 1980 graduate of the University of Missouri-Columbia with a bachelor’s degree in business administration.

Steve Nelson.  Mr. Nelson is our Vice President of Drilling and Production. He has over 25 years of experience in the oil and gas business. He was hired from Devon Energy in April 2006 where he was the Manager of Drilling and Operations for Devon’s Western Division. He joined Ocean Energy in April 1999 and prior to the acquisition of Ocean Energy by Devon Energy in May 2003, he was the Production Manager for Ocean Energy’s onshore assets. Previous to that, Mr. Nelson spent 16 years with Kerr McGee’s Gulf of Mexico Division in various operations and supervisory jobs. He graduated with a BS in Petroleum Engineering from the University of Oklahoma in 1983.

All officers of the Company serve at the discretion of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions or business relationships between any director, executive officer, 5% holder or family member and us nor is there any indebtedness owed to us by any of these individuals.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We were originally formed and incorporated in July 2005 as an exempted company under the laws of Bermuda to serve as a vehicle for the acquisition of oil and gas reserves and related assets. In October 2005, we completed a $300 million initial public offering of common stock and warrants on AIM. Our formation and our initial activities, including our initial public offering on the AIM and our initial acquisition of Marlin Energy Offshore, LLC and its affiliates (“Marlin”) in April 2006, were a direct result of the efforts of Messrs. Schiller, Weyel and Griffin, who provided the Company’s original business plan and start-up capital through The Exploitation Company, LLP, a limited liability partnership created by Messrs. Schiller, Weyel and Griffin for such purpose. Our executive compensation programs and policies, particularly with regard to the compensation and equity ownership of Messrs. Schiller, Weyel and Griffin, are directly impacted by such history.

Compensation Program and Philosophy

The purpose of our compensation program is to attract and retain employees by providing a competitive compensation package through a combination of base salary, cash bonuses, equity incentives, profit sharing and other perquisites and benefits. Our executive officer compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities which reward the attainment of superior corporate and individual performance objectives. Our programs are designed to attract, retain, motivate and reward qualified executive officers to achieve performance goals aligned with our business objectives and the interests of our shareholders. The ultimate goal of our program is to increase shareholder value by providing executive officers with appropriate incentives to achieve our business objectives.

We generally target paying total direct compensation commensurate with that of approximately the 75th percentile of our peer group. We believe that this competitive position is needed in order for the Company to successfully compete for superior talent and to account for the fact that many of our competitors have a longer history in the marketplace.

To facilitate the formulation and monitoring of our compensation program, the Remuneration Committee of our Board of Directors has retained outside consultants, Cogent Compensation Partners (“Cogent”) to track the compensation of programs throughout the market, generally, and our peers, particularly, and to advise it on crafting a compensation program that is consistent with our objectives and market conditions. Cogent meets with our Remuneration Committee in executive session at each regularly scheduled meeting at which Cogent is in attendance and advises the Remuneration Committee with respect to all aspects of our compensation, including at the executive level.

Our list of peer companies (“Peer Companies”), which list is periodically reviewed and updated by the Remuneration Committee, consists of other public oil and natural gas exploration and production companies against whom we compete for executive talent, including:

•	ATP Oil & Gas Corporation;
•	Cabot Oil & Gas Corporation;
•	Callon Petroleum Company;
•	Cimarex Petroleum Company;
•	Comstock Resources Inc.;
•	Energy Partners, Ltd.;
•	Goodrich Petroleum Corporation;
•	Mariner Energy, Inc.;
•	Newfield Exploration Company;
•	Petrohawk Energy Corporation;
•	Petroquest Energy Inc.;
•	Plains Exploration & Exploration Company;

•	Range Resources Corporation;
•	Rosetta Resources Inc.;
•	Stone Energy Corp.;
•	Swift Energy Company; and
•	W&T Offshore, Inc.

In addition to the Peer Company compensation information, Cogent also includes compensation survey information in their analysis of the broader compensation market. Those sources include Mercer Energy Compensation Survey and Mercer Executive Benchmark Survey.

While we do not think it is appropriate to establish compensation based solely on benchmarking compared to our Peer Companies, we believe that this practice is useful for two reasons. First, our compensation practices must be competitive in order to attract and retain executives with the ability and experience necessary to provide leadership and to deliver strong performance to our shareholders. Second, benchmarking allows us to assess the reasonableness of our compensation practices. This process allows us to achieve one of our primary objectives of maintaining competitive compensation to ensure retention when justified and rewarding the achievement of company objectives so as to align with shareholder interest.

Our history has previously affected the mix of incentives offered to our executive officers. Each of Messrs. Schiller, Weyel and Griffin possess substantial equity ownership in the Company due to their involvement in our initial establishment and initial activities. Thus, from inception through most of fiscal year 2007, our primary incentives for Messrs. Schiller, Weyel and Griffin were offered through our salary, cash bonus, profit sharing, perquisites and benefits programs. At the end of fiscal year 2007, however, to reward these individuals for achievement of corporate goals and to align their interests with our shareholders, we granted both restricted shares and restricted stock units to all three individuals, and expect to continue to do so in the future. We also provided our other executive officers with equity ownership incentives as well as other compensation program items. Our equity incentives are currently provided under our existing Energy XXI Services, LLC 2006 Long-Term Incentive Plan (“2006 Long-Term Incentive Plan”) last approved by shareholders at our 2007 Annual General Meeting held last year. Additionally, effective as of July 1, 2008, the Company adopted the Energy XXI Services, LLC 2008 Fair Market Value Stock Purchase Plan (“2008 Purchase Plan”), which allows eligible employees, directors, and other service providers of the Company and its subsidiaries to purchase Common Shares from the Company that have been purchased by the Company on the open market or that have been newly issued by the Company. In particular, individuals who have been granted restricted stock units pursuant to the 2006 Long-Term Incentive Plan that may be settled in cash may, at our sole option, use their cash settlement to purchase Common Shares.

In the future, we will base our compensation philosophy solely on a market-competitive allocation of incentive awards. That is, although our Named Executive Officers own significant equity through previous awards from the Company or through their own investments, we will not consider the value of those awards or holdings when determining future awards.

Oversight of the Compensation Program

The Remuneration Committee is responsible for overseeing all of our compensation programs. As part of that responsibility, the Remuneration Committee, with guidance from our third party compensation consultants, reviews our compensation and benefits policies, evaluates the performance of our chief executive officer, approves the compensation levels for our executive officers, and reviews along with our Board of Directors with respect to our employee benefit plans, equity-based compensation plans and other compensation arrangements. Our current compensation program was established and implemented by the Remuneration Committee. It should be noted that Mr. Schiller, our chief executive officer, and Messrs. Weyel and Griffin were involved in the establishment and implementation of our compensation program as part of their substantial involvement in our initial start-up activities. Each of Messrs. Schiller, Weyel and Griffin were also involved in the negotiation and establishment of their own compensation arrangements as set forth in their respective initial employment agreements dated April 4, 2006 and their current employment agreements with the Company that became effective September 10, 2008, further described below. Each director that is a member of the Remuneration Committee qualifies as an “independent” director under NASDAQ rules and all independent members of the Board of Directors make up the entire Remuneration Committee at this time.

Role of Remuneration Committee and Executive Officers in Compensation Decisions

The Remuneration Committee makes compensation decisions after completing its annual review process for each executive officer. Recommendations with respect to merit increases in base salary, the amount of cash bonuses, equity incentives and profit sharing awards and other compensation awards for executive officers are made by our chief executive officer based upon his rating of the performance of each other executive officer, by reference to market conditions and by reference to an agreed set of performance targets as set by the Remuneration Committee and presented to and reviewed by the Remuneration Committee. The Remuneration Committee may exercise its discretion and modify any awards as recommended by the chief executive officer.

Recommendations from our chief executive officer to the Remuneration Committee for increases to total target compensation packages are based upon an annual review of each Named Executive Officer’s total target compensation relative to that of comparable officers in the Peer Companies with the goal of maintaining total target compensation in the 75th percentile. The first such review was performed after June 2007 with the assistance of Cogent. As a result of this review, in January 2008 the Remuneration Committee adjusted the target cash bonuses for Messrs. Schiller, Weyel and Griffin to 125%, 100%, and 85% of base compensation, respectively while any potential cash bonuses were capped at a maximum of 250%, 200% and 175% of base salary, respectively. In addition, the target cash bonuses for Messrs. Marchive and Reid were increased to 75% of base compensation while maximum cash bonuses were capped at 150% of base salaries. Recommendations to the Remuneration Committee related to cash bonus and equity compensation are also based on corporate performance targets which include, but are not limited to, a number of specific factors which are decided and established annually such as:

•	increasing crude oil and natural gas reserves, with an emphasis on increasing net present value of our reserves;
•	key financial measurements such as revenue growth, operating profit, net income, cash flow from operating activities and debt reduction;
•	strategic objectives such as consummating acquisitions and partnership opportunities and incorporating further assets into operations, including through drilling and establishing of further developed reserves;
•	improvement of operational efficiency and oil and gas recovery methods;
•	achieving specific operational goals, including improved productivity, simplification and risk management;
•	achieving excellence in organizational structure and among our employees;
•	supporting our values by promoting a culture of integrity through compliance with law and our ethics policies; and
•	promoting and maintaining superior operational safety guidelines and procedures throughout the organization.

Elements of Compensation

Our annual executive compensation program primarily consists of:

•	base salary;
•	cash bonus;
•	grants of equity incentive compensation;
•	perquisites and other benefits and compensation arrangements; and
•	profit sharing.

We do not set targets for the mix of compensation among the various elements when determining compensation awards. The mix of value attributable to each of the elements of compensation is generally driven by the Company’s desire to emphasize variable compensation, such cash bonus and long-term incentives, over fixed compensation such as base salary and defined pension plans. We believe that this approach to compensation allocation supports our culture of entrepreneurial performance.

Other than for certain perquisites and benefits that are provided to all of our executive officers, individual performance has a significant impact on determining each compensation component. Each individual executive officer’s annual performance is measured based on a thorough review of his contributions to our business results both for the year and the long-term impact of the individual’s behavior and decisions.

The Company originally entered into employment agreements with Messrs. Schiller, Weyel and Griffin on April 4, 2006 (“Prior Employment Agreements”). Effective September 10, 2008 the Company entered into new employment agreements (“Current Employment Agreements”) with each of Messrs. Schiller, Weyel and Griffin. These arrangements, as well as other key elements of and factors considered in determining the executive annual compensation program, are discussed below.

Base Salary

We provide Messrs. Schiller, Weyel, Griffin, Reid and Marchive (each a “Named Executive Officer” and together the “Named Executive Officers”) with an annual base salary to compensate them for services rendered during the year. Our goal is to set base salaries for our Named Executive Officers at levels that are competitive with Peer Companies for the skills, experience and requirements of similar positions in order to attract and retain top talent. We feel that this range supports competitive compensation and ensures retention. In order to ensure that each officer is appropriately compensated, the Remuneration Committee, when setting base salaries, considers individual performance, tenure and experience and our financial performance in addition to the compensation review of the Peer Companies. The individual base salary levels are generally reviewed each July and are adjusted as appropriate based on an analysis of current market salary levels at the Peer Companies, individual performance and experience and our financial performance.

For fiscal year 2008, the salaries of Messrs. Schiller, Weyel and Griffin were set in accordance with the Prior Employment Agreements. In connection with the Remuneration Committee’s consideration of salaries for 2009, and in line with our objective to provide competitive compensation subject to individual performance and experience, the annual salaries for Messrs. Schiller, Weyel and Griffin were increased, provided by the terms of the Current Employment Agreements, to $600,000, $490,000, and $325,000, respectively, with the foregoing amounts subject to annual review by the Remuneration Committee to ensure such amounts remain competitive relative to the Peer Companies. This review is performed as part of the annual establishment of bonus awards and establishments of targets for the forthcoming fiscal year. In addition to entering into Current Employment Agreements, effective August 1, 2008, the Remuneration Committee increased the base salaries for Mr. Marchive and Mr. Reid to $255,000 and $255,000, respectively. While the Company’s stated goal for competitiveness of salaries is approximately the 75th percentile of the market, the adjustments made to the salaries of our Named Executive Officers positions them just below the market median as determined by Cogent’s competitive analysis.

Each Named Executive Officer’s base salary for the fiscal year ended June 30, 2008 is reported in the Summary Compensation Table under the “Salary” column.

Cash Bonuses

Annual cash bonuses are a core component of our compensation program. The Remuneration Committee considers the cash bonuses to reward achievement of corporate objectives and to align the interests of our executive officers with our shareholders by placing a significant portion of their compensation at risk. Cash bonuses are calculated by first setting a target bonus percentage, which is expressed as a percentage of each Named Executive Officer’s base salary, and then multiplying the target bonus percentage by a performance multiplier, described below. It is then further modified for an assessment of individual performance. For fiscal year 2008, the Remuneration Committee established the following performance targets for determining the performance multiplier to be applied to individual cash bonus targets:

•	earnings before interest, taxes, depreciation and amortization (EBITDA);
•	long-term debt/capitalization;
•	average daily production;
•	finding and development costs; and
•	shareholder value.

To determine the performance multiplier, each performance target is given a rating of one through five based upon whether the Company performed below (1 or 2), at (3) or above (4 or 5) the performance target, captured in a bonus plan “scorecard”. The Remuneration Committee uses the scorecard as a tool for assessing performance of the Company based on the above performance targets. These performance targets are not given a specific weighting in determining the performance multiplier that is applied to individual targets for the cash bonus. Rather, each performance target is assessed individually given external market factors and internal strategic considerations. This final average of all the ratings is translated into the performance multiplier, with an average rating of 2.5 corresponding to a target payout, and an average of 5 equal to a maximum target payout.

For fiscal year 2008, the Remuneration Committee evaluated actual performance during our 2008 fiscal year as compared to the targets established at the beginning of the fiscal year as part of the budget process and assigned a final average rating of 4.3 which corresponds to a payout equal to 172% of target bonus percentage. Actual bonuses awarded ranged from 167 – 176% of target bonuses as shown in the following table after including the assessment of individual performance:

Named Executive Officer	Performance Multiplier	Target Bonus Percentage	Base Salary	Total Cash Bonus	Cash Bonus as Percent of Base Salary
John D. Schiller, Jr.	172%	125%	$525,000	$1,128,750	215%
Steven A. Weyel	175%	100%	$435,000	$761,250	175%
David West Griffin	176%	85%	$285,000	$427,500	150%
Ben Marchive	167%	75%	$247,500	$309,375	125%
Todd Reid	167%	75%	$247,000	$309,375	125%

Profit Sharing Arrangements

An additional component of our annual compensation program is our profit sharing program, which annually pays an amount equal to up to 10% of an applicable employee’s base salary and cash bonus to a personal retirement account (much like a traditional 401(k) plan), that is maintained for such employee. The Remuneration Committee has the discretion to ultimately make the determination about the percentage of the respective Named Executive Officer’s compensation that will be paid by us in any annual period. Much like the determinations with respect to cash bonuses, the Remuneration Committee reviews individual performance matched against performance goals developed by the Remuneration Committee, as well as competitive factors in making such determination. Such contributions are, to the extent they exceed certain levels, made to an unqualified deferred compensation program. For the fiscal years ended June 30, 2008 and June 30, 2007, the Remuneration Committee determined that we should provide payments to the respective retirement accounts for all our employees, including the Named Executive Officers, in an amount equal to 10% of their respective amount of base salary and cash bonus for such calendar years.

For the fiscal years ended June 30, 2008 and June 30, 2007, the profit sharing amounts paid to the Named Executive Officers are reported in the Summary Compensation Table under the “All Other Compensation” column and the specific amounts are specifically set forth in the footnote to such column.

Equity Incentives

In connection with the formation of the Company in July 2005, Messrs. Schiller, Weyel and Griffin purchased Common Shares of the Company. As part of the offering of our Common Shares on AIM in October 2005, each of Messrs. Schiller, Weyel and Griffin signed agreements restricting the sale of their shares as purchased in July 2005 until October 13, 2008 (“Lock-up Agreement”). In addition, as part of the offering of the Company’s Common Shares on AIM, each of Messrs. Schiller, Weyel and Griffin and partnerships controlled by these individuals purchased additional Common Shares as well as certain warrants purchased immediately after the listing on the open market. These partnerships have been liquidated as of June 30, 2008 and the securities have been distributed according to ownership in the partnership. On June 20, 2008 Messrs. Schiller, Weyel and Griffin each participated in the Company’s offer to exchange Common Shares for its outstanding warrants to purchase Common Shares (“Exchange Offer”), with Mr. Schiller tendering all of his 2,725,000 warrants for 1,041,067 Common Shares, Mr. Weyel tendering all of his 383,333 warrants for 255,556 Common Shares and Mr. Griffin tendering all of his 261,080 warrants for 150,951 Common Shares.

Therefore, following the Exchange Offer, Messrs. Schiller, Weyel and Griffin, and the partnerships controlled by them (which have been dissolved), held none of the Company’s warrants.

Prior to fiscal year 2007, the Remuneration Committee did not feel that additional equity incentives were necessary for Messrs. Schiller, Weyel and Griffin due to the initial founding equity interests in the Company owned by them. However, in order for these individuals to be rewarded for the achievement of corporate goals and objectives and to align their interests with our shareholders, on June 30, 2007, and again on July 23, 2008, the Remuneration Committee authorized the issuance of restricted shares and restricted stock units for Messrs. Schiller, Weyel and Griffin, as well as authorized similar grants for Mr. Marchive and Mr. Reid.

Additionally, as part of the consideration for entering into the Current Employment Agreements, effective September 10, 2008 the Company granted Messrs. Schiller, Weyel and Griffin options to purchase Common Shares (“options”) in the amounts of 750,000, 500,000 and 250,000, respectively, with each option exercisable into one Common Share. The options were granted under the 2006 Long-Term Incentive Plan, priced at $3.50, the closing price on September 10, 2008, vesting over a three-year period with 20% vesting on September 10, 2009, an additional 30% vesting on September 10, 2010 and the remaining 50% vesting on September 10, 2011. These grants of options were approved by the Remuneration Committee and the graduated vesting schedule constitutes incentive for Messrs. Schiller, Weyel and Griffin to remain with the Company.

Although these three equity grants are the first such grants for Messrs. Schiller, Weyel and Griffin, as part of the initial hiring of Mr. Marchive on April 10, 2006 and as part of the initial hiring of Mr. Reid on July 17, 2006, we agreed to provide Mr. Marchive with incentive compensation in the form of 62,500 restricted shares and 62,500 restricted stock units and Mr. Reid with incentive compensation in the form of 75,000 restricted stock units. We had determined the total amount of share awards (125,000 shares) for Mr. Marchive as of his hiring, but did not ultimately split such awards into restricted shares and restricted stock unit awards until October 2006. The compensation expense for such awards was recorded in our fiscal years ended June 30, 2008, 2007 and 2006.

Vesting of the restricted shares and the restricted stock units occurs equally on the first, second and third anniversaries of the award date. The primary difference between the restricted share and restricted stock unit awards is that we are entitled to settle our obligation under the restricted stock unit awards by the payment of either cash or the delivery of Common Shares, while the delivery obligation on the restricted shares is to deliver the respective Common Shares. The Remuneration Committee will decide whether to settle in cash or Common Shares at the time the restricted stock units vest.

The table below shows the grants of equity incentives in the form of restricted shares and restricted stock units, Common Shares currently subject to the Lock-up Agreement and options, of each of Messrs. Schiller, Weyel, Griffin, Marchive and Reid as of the date of this Proxy Statement.

Name	Restricted Shares		Restricted Stock Units		Common Shares Subject to Lock-up		Options
John D. Schiller, Jr.	235,294	(1)	235,294	(1)	6,541,700	(4)(5)	750,000	(7)
	60,000	(2)	60,000	(2)
Steven A. Weyel	144,118	(1)	144,117	(1)	2,550,000	(4)	500,000	(7)
	50,000	(2)	50,000	(2)
West Griffin	79,657	(1)	79,657	(1)	1,087,500	(4)	250,000	(7)
	32,500	(2)	32,500	(2)
Ben Marchive	56,250	(1)	56,250	(1)	—		—
	50,000	(2)	50,000	(2)
	62,500	(3)	62,500	(3)
Todd Reid	50,000	(1)	50,000	(1)	—		—
	57,500	(2)	57,500	(2)
			75,000	(6)

(1)	Grant date of July 23, 2008. Award vests equally as to one-third on the first, second and third anniversaries of grant date.
(2)	Grant date of June 30, 2007. Award vests equally as to one-third on the first, second and third anniversaries of grant date.
(3)	Grant date of April 10, 2006. Award vests equally as to one-third on the first, second and third anniversaries of grant date.
(4)	Common Shares subject to Lock-up Agreement restricting sale or transfer until October 13, 2008.
(5)	Includes 150,000 Common Shares owned by Mr. Schiller’s family members and 500,000 Common Shares held in trust for the benefit of his family.
(6)	Grant date of July 17, 2006. Award vests equally as to one-third on the first, second and third anniversaries of grant date.
(7)	Grant date of September 10, 2008. Options vest 20%, 30% and 50%, respectively, on the first three anniversaries of grant.

In addition to the foregoing noted grants under the 2006 Long-Term Incentive Plan, the Remuneration Committee provided restricted stock units to all of our other employees for fiscal years 2008 and 2007. Additionally, effective as of July 1, 2008, the Company established the 2008 Purchase Plan, which is available to all employees. Pursuant to the 2008 Purchase Plan, eligible employees, directors, and other service providers of the Company and its subsidiaries are allowed to purchase from the Company Common Shares that have been purchased by the Company on the open market or that have been newly issued by the Company. In particular, individuals who have been granted restricted stock units pursuant to the Company’s 2006 Long-Term Incentive Plan that may be settled in cash may use, at the Company’s discretion, their cash settlement to purchase Common Shares.

The 2006 Long-Term Incentive Plan provides the Company the authority to offer options, stock appreciation rights, restricted shares and other stock or performance-based awards. As of the end of the fiscal year ended June 30, 2008, the Remuneration Committee has offered restricted stock, restricted stock unit awards and options to our Named Executive Officers and employees under such plan. In the future, the Remuneration Committee may decide to offer incentive compensation in the other forms as permitted by the 2006 Long-Term Incentive Plan. In deciding to do so, as well as any further awards of restricted shares, restricted stock units or options, the Remuneration Committee seeks to provide “pay for performance” by linking individual awards to both the Company’s performance and the Named Executive Officer’s individual performance.

The Remuneration Committee believes that such performance considerations would include both financial and non-financial objectives, including achieving certain financial targets in relation to internal budgets and developing internal infrastructure. The financial criteria include, among other things, increasing revenues, controlling direct and overhead expenses and increasing cash flow from operations. Non-financial criteria include obtaining superior safety goals, enhancing our technical capabilities, increasing reserves and developing operations. The Remuneration Committee will also consider individual and overall corporate performance during any year in which incentives are considered to be granted, the amount of cash bonus as a percentage of an individual’s base salary, benchmarking data regarding peer group total cash compensation and total compensation, the recommendations of our chief executive officer, and other factors. The Remuneration Committee has stated to management that it believes that incentive awards are critical in motivating and rewarding the creation of long-term shareholder value.

Perquisites and Other Benefits

While not the primary focus of our compensation plans, the Remuneration Committee believes that the perquisites and other benefits that the Company provides its executive officers constitute a material element of our compensation plans. Many of our benefits plans, such as our program to match contributions to its 401(k) plan, are standard in the market place for qualified executive officers and, thus, the Remuneration Committee believes such offerings are necessary to hire and retain qualified personnel. Likewise, we believe that additional perquisites such as our profit sharing contributions, additional life insurance coverage and use of Company-leased automobiles are customary offerings for executive officers for organizations doing business in the oil and gas industry, and we offer these perquisites to remain competitive for qualified executive officer personnel, as well as certain other executives. Finally, Messrs. Schiller, Weyel and Griffin had specific rights under their respective Prior Employment Agreements, which rights were continued in their respective Current Employment Agreements, to have the Company pay for club membership fees and dues, and the Company has fulfilled these obligations.

Material Tax and Accounting Considerations

In designing our compensation programs, we take into consideration the tax and accounting effect that each element will or may have on us, the executive officers and other employees as a group. We aim to keep the expense related to our compensation programs as a whole within certain affordability levels. The number of Common Shares available under the 2006 Long-Term Incentive Plan and/or subject to equity awards may also be adjusted by the Remuneration Committee to prevent dilution or enlargement of rights in the event of various changes in our capitalization.

We account for employee share-based awards in accordance with the provisions of FAS 123R. All share-based payments to employees, including grants of restricted shares and restricted share units under the 2006 Long-Term Incentive Plan, are measured at fair value on the date of grant and recognized in the statement of operations as compensation expense over their requisite service periods.

Section 162(m) of the United States Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our chief executive officer and our four other most highly compensated executive officers. As a new public company, we were eligible for special transition relief during the June 30, 2008 fiscal year. However, the bonus payments to each of our executive officers did not comply with the rules of Section 162(m) through the fiscal year ended June 30, 2008. While we will continue to assess the impact of Section 162(m) on compensation arrangements during our 2009 fiscal year, we presently expect that the bonus payments and the restricted stock and restricted stock unit awards will not qualify for exclusion from the million dollar cap when paid. Maintaining tax deductibility will not be the sole consideration taken into account by the Remuneration Committee in determining what compensation arrangements are in our and our shareholders’ best interests.

Remuneration Committee Report

No portion of this report and the information contained in this report shall be deemed to be incorporated by reference into any filing under the Securities Act or under the Exchange Act through any general statement incorporating by reference the Proxy Statement or the Schedule 14A in which this report appears in its entirety, except to the extent that the Company specifically incorporates this report or a portion of this report by reference. Furthermore, this report and the information contained in this report shall not be deemed to be “soliciting material” or “filed” under such Acts.

The Remuneration Committee of Energy XXI (Bermuda) Limited (the “Company”) is responsible for

•	reviewing, evaluating and approving the agreements, plans, policies and programs of the Company to compensate its officers and directors,
•	reviewing and discussing with the Company’s management the “Compensation Discussion and Analysis” to be included in the Company’s proxy statement for its annual meeting of shareholders and to determine whether to recommend to our Board of Directors that the “Compensation Discussion and Analysis” be included in the proxy statement, in accordance with the applicable rules and regulations,
•	produce a report on executive compensation each year for publication in our proxy statement for our annual meeting of shareholders, in accordance with the applicable rules and regulations, and
•	otherwise discharge our Board of Directors responsibilities relating to compensation of our officers and directors.

Among other things, we review general compensation issues and determine the compensation of all of our senior executive officers and other key employees, and make recommendation regarding, and administer, all of the Company’s employee benefit plans that provide benefits to the Company’s senior executive officers. The Remuneration Committee has the authority described in the Remuneration Committee Charter, which has been approved by our Board of Directors. The Remuneration Committee Charter provides that the Remuneration Committee has all authority of our Board of Directors as required or advisable to fulfill the purposes of such committee, and permits such committee to form and delegate some or all of its authority to subcommittees when it deems appropriate. A copy of the Remuneration Committee Charter is available on the Company’s website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

The Remuneration Committee currently consists of Messrs. Dunwoody (who serves as its chair), Colvin, Davison and Feinberg. Each of such members of the Remuneration Committee meets the independence requirements established by our Board of Directors and as set forth in the applicable rules of NASDAQ.

We have reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement for the 2008 Annual General Meeting, and we met and held discussions with the Company’s management with respect to that portion of this Proxy Statement. Based upon our review and discussions with management, we recommended to our Board of Directors that the Compensation Discussion and Analysis appearing in this Proxy Statement be included herein.

Respectfully submitted by the Remuneration Committee,

David M. Dunwoody, Chairperson
William Colvin
Paul Davison
Hill A. Feinberg

Summary Compensation Table

The following table presents compensation information for our fiscal years ended June 30, 2008 and June 30, 2007, as applicable, paid to or accrued for our chief executive officer, chief financial officer and each of our three other most highly compensated executive officers. We refer to these executive officers as our Named Executive Officers.

Name and Principal Position	Year(1)	Salary(2)	Bonus	Stock Awards(3)(4)	All Other Compensation(4)(5)	Total
John D. Schiller, Jr. Chairman of the Board and Chief Executive Officer	2008	$525,000	$1,128,750	$270,576	$581,419	$2,634,169
	2007	475,000	950,000	—	274,236	1,699,236

Steven A. Weyel President, Chief Operating Officer and Director	2008	435,000	761,250	225,547	373,714	1,902,464
	2007	395,000	592,500	—	185,992	1,173,492

David West Griffin Chief Financial Officer and Director	2008	285,000	427,500	146,606	180,811	1,109,436
	2007	260,000	286,000	—	105,018	651,018

Ben Marchive Sr. Vice President, Operations	2008	247,500	309,375	413,333	136,891	1,026,266
	2007	225,000	275,000	205,414	96,892	802,306
Todd Reid Sr. Vice President, Marketing and Risk Management	2008	247,000	309,375	438,916	117,674	1,056,424

(1)	References to “2008” in this column are to our fiscal year ended June 30, 2008 and references to “2007” in this column are to our fiscal year ended June 30, 2007.
(2)	Includes amounts deferred in our Nonqualified Deferred Compensation Plan. In July 2008, the Remuneration Committee modified the base salaries to be $600,000, $490,000, $325,000, $255,000 and $255,000 for Mr. Schiller, Mr. Weyel, Mr. Griffin, Mr. Marchive and Mr. Reid, respectively.
(3)	No stock awards were granted to our Named Executive Officers in fiscal year 2008. However, awards granted in prior fiscal years were subject to partial vesting and were accrued for each individual. During fiscal year 2007 we granted one stock award on June 30, 2007, as follows: 60,000 restricted shares and 60,000 restricted stock units for Mr. Schiller, 50,000 restricted shares and 50,000 restricted stock units for Mr. Weyel, 32,500 restricted shares and 32,500 restricted stock units for Mr. Griffin, 50,000 restricted shares and 50,000 restricted stock units for Mr. Marchive and 57,500 restricted shares and 57,500 restricted stock units for Mr. Reid, with vesting to occur equally on the first, second and third anniversaries of the award date. Additionally, amounts reported for Messrs. Marchive and Reid represent partial vesting of their prior year grants of 62,500 restricted shares and 62,500 restricted stock units on April 10, 2006 to Mr. Marchive and 75,000 restricted stock units on July 17, 2006 to Mr. Reid.
(4)	Incentive awards paid in cash are reported under the “Bonus” column above or, if they relate to payments under our profit sharing arrangements, are reported under the “All Other Compensation” column and noted in specific amounts below.
(5)	All Other Compensation amounts in the Summary Compensation Table consist of the following items:

Name	Year(a)	Insurance(b)	Automobile Leases(c)	Clubs(d)	Deferred Comp. Plan	Profit Sharing	401(k) Company Match	Total
John D. Schiller, Jr.	2008	$21,866	$20,432	$11,880	$307,010	$165,375	$15,500	$542,063
	2007	2,689	19,742	23,805	70,000	142,500	15,500	274,236
Steven A. Weyel	2008	14,419	19,905	2,182	187,435	119,625	20,500	364,066
	2007	4,998	20,926	2,078	38,750	98,750	20,500	185,992
David West Griffin	2008	10,108	15,000	—	53,479	71,250	15,500	165,377
	2007	2,927	14,731	—	17,260	54,600	15,500	105,018
Ben Marchive	2008	—	14,606	—	46,097	55,688	20,500	136,891
	2007	—	16,892	—	—	50,000	20,500	87,392
Todd Reid	2008	—	18,000	—	28,536	55,638	15,500	117,674

(a)	References to “2008” in this column are to our fiscal year ended June 30, 2008 and references to “2007” in this column are to our fiscal year ended June 30, 2007.
(b)	Represents values of life and medical insurance premiums paid.
(c)	Represents the amount paid for Company-leased automobiles provided for use by the respective Named Executive Officer.
(d)	Includes dues paid.

Narrative Disclosure to Accompany Summary Compensation Table

The compensation and awards disclosed in the foregoing Summary Compensation Table have been provided by us under the terms of our Prior Employment Agreements with Messrs. Schiller, Weyel and Griffin, under our 2006 Long-Term Incentive Plan and other compensation programs.

We originally entered into the Prior Employment Agreements with each of Messrs. Schiller, Weyel and Griffin on April 4, 2006, which Prior Employment Agreements were replaced effective September 10, 2008 with the Current Employment Agreements. For the fiscal years 2008 and 2007 represented above, annual base salaries were set pursuant to the terms of the Prior Employment Agreements. During the period of employment under both the Prior Employment Agreements and the Current Employment Agreements, each of Messrs. Schiller, Weyel and Griffin are also entitled to additional benefits, including reimbursement of business and entertainment expenses, paid vacation, company-provided use of a car (or a car allowance), life insurance, certain health and country club memberships, and participation in our other benefits, plans or programs that may be available to our other executive employees from time to time.

Each of the Current Employment Agreements has an initial term beginning on September 10, 2008 and ending on September 10, 2011, with the term of the Current Employment Agreements being automatically renewed each day so as to maintain a minimum three-year term unless either the applicable Named Executive Officer or we terminate the applicable Current Employment Agreement. At any time, either party may terminate the Named Executive Officer’s employment under the applicable Current Employment Agreement for any reason. Under the terms of the Current Employment Agreements, if the employment of any of Messrs. Schiller, Weyel or Griffin is terminated for any reason other than death, disability, resignation by the applicable executive officer without “good reason” (as described below) or for “cause” (as described below), such executive officer is entitled to the payments and compensation as described below under “Potential Payments and Benefits Upon Termination of Employment or Change in Control,” which is a minimum of three year’s base salary and target bonus amounts.

Our compensation of Messrs. Marchive and Reid is pursuant only to our general compensation policies and programs, including our 2006 Long-Term Incentive Plan, our 2008 Purchase Plan and our corporate perquisites and other benefit plans. However, effective February 2008 we adopted the Energy XXI Services, LLC Employee Severance Plan (“Severance Plan”), which governs compensation, if any, upon the termination of employment of Messrs. Marchive or Reid and all other of our employees.

Our 2006 Long-Term Incentive Plan enables our Remuneration Committee to grant awards of restricted shares, restricted share units, share appreciation rights, performance awards and options to any of our employees. We have reserved a total of 5,000,000 Common Shares for awards under the 2006 Long-Term Incentive Plan.

In connection with Mr. Marchive’s and Mr. Reid’s hirings on April 10, 2006 and July 17, 2006, respectively, we awarded 62,500 restricted shares and 62,500 restricted stock unit awards to Mr. Marchive and 75,000 restricted stock unit awards to Mr. Reid on their respective dates of hire, with ratable vesting equally over a three-year period on the anniversaries of the hiring date. Additionally on June 30, 2007 the Remuneration Committee awarded 60,000 restricted shares and 60,000 restricted stock units to Mr. Schiller, 50,000 restricted shares and 50,000 restricted stock units to Mr. Weyel, 32,500 restricted shares and 32,500 restricted stock units to Mr. Griffin, 50,000 restricted shares and 50,000 restricted stock units to Mr. Marchive and 57,500 restricted shares and 57,500 restricted stock units to Mr. Reid, with vesting to occur equally on the first, second and third anniversaries of the award date. No equity awards were granted to our Named Executive Officers during fiscal year 2008. Although not included in the Summary Compensation Table, for fiscal year 2009 the Remuneration Committee has authorized the issuance of 750,000 options, 235,294 restricted shares and 235,294 restricted stock units for Mr. Schiller, 500,000 options, 144,118 restricted shares and 144,117 restricted stock units for Mr. Weyel, 250,000 options, 79,657 restricted shares and 79,657 restricted stock units for Mr. Griffin, 56,250 restricted shares and 56,250 restricted stock units for Mr. Marchive and 50,000 restricted shares and 50,000 restricted stock units for Mr. Reid, with vesting to occur equally on the first, second and third anniversaries of the award date.

Pursuant to the terms of the Current Employment Agreements, the options, restricted shares and restricted stock unit awards cease to vest upon termination of employment, unless such termination is related to such executive’s death or “disability,” upon a “change in control,” upon termination by executive upon “good reason,” upon termination by Company without “cause” or, in the case of Mr. Weyel, upon a “material change in management” (each term as described below). Pursuant to the terms of the Energy XXI Services, LLC 2006 Long-Term Incentive Plan Restricted Stock Unit Awards Agreements of Messrs. Marchive and Reid, their restricted stock unit awards cease to vest upon termination of employment, unless such termination is related to such person’s death or “disability” or upon a “change in control,” each term as described below.

All of the remaining compensation for the Named Executive Officers is pursuant to perquisites and benefits plans maintained by us. For the fiscal years ended June 30, 2008 and June 30, 2007, the Remuneration Committee determined that we should provide payments to the respective retirement accounts for the Named Executive Officers in an amount equal to 10% of their respective amount of base salary and cash bonus for such years.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning the portions of restricted shares and restricted stock unit awards that have not vested for each of the Named Executive Officers, outstanding as of June 30, 2008. As described in greater detail under “Executive Compensation — Compensation Discussion and Analysis — Elements of Compensation — Equity Incentives,” Messrs. Schiller, Weyel and Griffin and partnerships controlled by them possessed Common Shares and warrants to purchase our Common Shares, but these securities were purchased by each of Messrs. Schiller, Weyel and Griffin and such partnerships in the market at the time of and in connection with our initial public offering of our Common Shares on AIM on October 20, 2005. The amounts reflected as Market Value are based on the closing price of our Common Shares of $6.92 on June 30, 2008.

Name	Grant Date	Restricted Shares/RSUs Originally Granted	Equity Incentive Plan Awards Restricted Shares/RSUs That Have Not Vested(1)	Market or Payout Value of Shares or Units of Stock That Have Not Vested
John D. Schiller, Jr.	6/30/07	60,000 RS	40,000 RS	$276,800
	6/30/07	60,000 RSU	40,000 RSU	276,800
Steven A. Weyel	6/30/07	50,000 RS	33,333 RS	230,664
	6/30/07	50,000 RSU	33,333 RSU	230,664
West Griffin	6/30/07	32,500 RS	21,667 RS	149,936
	6/30/07	32,500 RSU	21,667 RSU	149,936
Ben Marchive	4/10/06	62,500 RS	20,833 RS	144,171
	4/10/06	62,500 RSU	20,833 RSU	144,171
	6/30/07	50,000 RS	33,333 RS	230,664
	6/30/07	50,000 RSU	33,333 RSU	230,664
Todd Reid	7/17/06	75,000 RSU	25,000 RSU	173,000
	6/30/07	57,500 RS	38,334 RS	265,271
	6/30/07	57,500 RUS	38,334 RSU	265,271

(1)	We have awarded equity awards since the end of fiscal 2008, which do not appear on the table above. All of the 2009 fiscal year awards are currently unvested: 750,000 options, 235,294 restricted shares and 235,294 restricted stock units for Mr. Schiller, 500,000 options, 144,118 restricted shares and 144,117 restricted stock units for Mr. Weyel, 250,000 options, 79,657 restricted shares and 79,657 restricted stock units for Mr. Griffin, 56,250 restricted shares and 56,250 restricted stock units for Mr. Marchive and 50,000 restricted shares and 50,000 restricted stock units for Mr. Reid, with vesting of the options to occur as to 20%, 30% and 50% on each of the first three anniversaries of September 10, and with restricted shares and restricted stock units vesting to occur equally on the first, second and third anniversaries of the award date.

Stock Vested in 2007 and 2008

The following table shows on an aggregate basis for each Named Executive Officer the vesting of restricted share awards during our fiscal year ended June 30, 2008 and June 30, 2007. The amounts reflected as Value Realized on Vesting are based on the closing price of our Common Shares of $4.93 on April 10, 2007, the vesting dates for Mr. Marchive’s April 10, 2006 grants, $6.65 on July 17, 2007, the vesting date for Mr. Reid’s July 17, 2006 grant, and $6.92 on June 30, 2008, the vesting dates of the June 30, 2007 grants of Messrs. Schiller, Weyel, Griffin, Marchive and Reid.

Name	Grant Date	Restricted Shares/RSUs Granted	Shares Acquired on Vesting	Value Realized on Vesting
John D. Schiller, Jr.	6/30/07	60,000 RS	20,000 RS	$138,400
	6/30/07	60,000 RSU	20,000 RSU	138,400
Steven A. Weyel	6/30/07	50,000 RS	16,667 RS	115,336
	6/30/07	50,000 RSU	16,667 RSU	115,336
West Griffin	6/30/07	32,500 RS	10,833 RS	74,964
	6/30/07	32,500 RSU	10,833 RSU	74,964
Ben Marchive	4/10/06	62,500 RS	41,667 RS	205,418
	4/10/06	62,500 RSU	41,667 RSU	205,418
	6/30/07	50,000 RS	16,667 RS	115,336
	6/30/07	50,000 RSU	16,667 RSU	115,336
Todd Reid	7/17/06	75,000 RSU	50,000 RSU	332,500
	6/30/07	57,500 RS	19,166 RS	132,629
	6/30/07	57,500 RUS	19,166 RSU	132,629

Equity Compensation Plan Information

The table below sets forth the following information about our Common Shares that may be issued under our existing equity compensation plan as of June 30, 2008. Our existing equity compensation plan, the 2006 Long-Term Incentive Plan, was approved by our stockholders at our 2007 Annual General Meeting. Our 2008 Purchase Plan was adopted by our Board of Directors effective July 1, 2008.

	(a)		(b)	(c)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column(a)
Equity compensation plans approved by stockholders(1)	1,500,000	(2)	$3.50	1,698,256	(3)
Equity compensation plans not approved by stockholders(4)	—		N/A	—
Total	1,500,000	(2)	$5,250,000	1,698,256	(3)

(1)	Consists of the 2006 Long-Term Incentive Plan.
(2)	The Company currently intends to settle the 3,439,847 restricted stock units granted under the 2006 Long-Term Incentive Plan in cash.
(3)	Assumes that no restricted stock units will be settled in Common Shares.
(4)	Consists of our 2008 Purchase Plan.

Potential Payments and Benefits Upon a Termination of Employment or a Change-In-Control

Company Obligations Upon Termination by Executive for Good Reason, by Company without Cause and Following a Change in Control

Effective September 10, 2008 the Company entered into the Current Employment Agreements with each of Messrs. Schiller, Weyel and Griffin. Additionally, we maintain the Energy XXI Services, LLC Employee Severance Plan, which governs the termination of employment of Messrs. Marchive and Reid, as well as other of our employees. The following table reflects potential payments and benefits to the Named Executive Officers under their Current Employment Agreements or the Severance Plan, as applicable, regarding a termination of such Named Executive Officer’s employment including, in the case of Messrs. Schiller, Weyel and Griffin, termination by executive for “good reason” (as described in the text below) and, in the case of all Named Executive Officers, termination by Company without “cause” or following a “change in control.” The following table does not reflect potential payments, if any, to the Named Executive Officers in the event an executive officer voluntarily resigns his employment without “good reason” or in the event such employment is terminated by us for “cause” (as described in the text below) or in connection with the death or “disability” (as described in the text below) of the Named Executive Officer.

The Current Employment Agreements with Messrs. Schiller, Weyel and Griffin were not effective in fiscal year 2008. Therefore, the amounts shown in the table below for those individuals assume that the applicable termination was effective on September 10, 2008 and pursuant to the Current Employment Agreements. We have not included amounts payable in respect of accrued but unpaid salary under our ordinary payroll nor do we include amounts available under benefits practices and programs that do not discriminate in scope, terms or operation in favor of our executive officers and that are generally available to our salaried employees.

Company Obligations Upon Termination by Executive for Good Reason, by Company without Cause and Following a Change in Control

Name	Severance(1)(4)	Equity Awards(2)	Non-Equity Awards(2)	Continued Benefits(3)	Tax Gross-Up	Total
John D. Schiller, Jr.	$4,050,000	$50,565	$24,243	$65,598	$1,333,533	$5,523,939
Steven A. Weyel	2,940,000	42,136	14,056	43,257	982,547	4,021,996
David West Griffin	1,803,750	27,390	4,005	30,324	654,886	2,520,355
Ben Marchive	802,188	—	—	—	—	802,188
Todd Reid	481,811	—	—	—	—	481,811

(1)	“Severance” amount under the Current Employment Agreements reflects payment of an amount equal to the sum of (i) three times such Named Executive Officer’s base salary at the annual rate in effect at the time of termination and (ii) three times such Named Executive Officer’s target bonus calculated for Mr. Schiller as 125% base salary then in effect, for Mr. Weyel as 100% base salary then in effect and for Mr. Griffin as 80% base salary then in effect. “Severance” amount under the Severance Plan applicable to Messrs. Marchive and Reid reflects payment of an amount equal to the sum of: (i) two times the then current base salary and (ii) the average of the bonuses, if any, earned with respect to the two most recent fiscal years ending on or before the date of the termination. As explained further below, the payments of the respective amounts of “Severance” under the Current Employment Agreement or the Severance Plan are payable as a lump sum amount. Current base salaries are $600,000, $490,000, $325,000, $255,000 and $255,000 for Messrs. Schiller, Weyel, Griffin, Marchive and Reid, respectively.
(2)	Under the Current Employment Agreements with Messrs. Schiller, Weyel and Griffin and the Severance Plan covering Mr. Marchive and Mr. Reid, all options, restricted shares and restricted share units vest and become non forfeitable in the event of a “change in control.” On June 30, 2007 and July 23, 2008, the Remuneration Committee authorized the issuances of 60,000 and 235,294 restricted shares and 60,000 and 235,294 restricted stock units for Mr. Schiller, 50,000 and 144,118 restricted shares and 50,000 and 144,117 restricted stock units for Mr. Weyel, 32,500 and 79,657 restricted shares and 32,500 and 79,657 restricted stock units for Mr. Griffin, 50,000 and 56,250 restricted shares and 50,000 and 56,250 restricted stock units for Mr. Marchive and 57,500 and 50,000 restricted shares and 57,500 and 50,000 restricted stock units for Mr. Reid, with vesting to occur equally on the first, second and third anniversaries of the award date. Additionally, Mr. Marchive received a grant of 62,500 restricted shares and 62,500 restricted stock units on his hiring date of April 10, 2006, and Mr. Reid received a grant of 75,000 restricted stock units on his hiring date of July 17, 2006. On September 10, 2008 the Company granted Messrs. Schiller, Weyel and Griffin options to purchase Common Shares in the amounts of 750,000, 500,000 and 250,000, respectively, with each option exercisable into one Common Share, priced at $3.50, the closing price on September 10, 2008, and vesting over a three-year period with 20% vesting on September 10, 2009, an additional 30% vesting on September 10, 2010 and the remaining 50% vesting on September 10, 2011.
(3)	The amounts shown reflect the present value calculation of our obligations to continue to provide the applicable Named Executive Officer and his spouse and dependents with continued coverage, or equivalent benefits, under our medical, dental and life insurance benefit plans on the same basis (and no greater cost to the applicable Named Executive Officer) as provided at the time immediately prior to the applicable termination. Under the Current Employment Agreements with each of Messrs. Schiller, Weyel and Griffin, our obligation to provide such benefits is for a three-year period beginning on the date of the applicable termination, and for a one-year period for Messrs. Marchive and Reid under the Severance Plan.
(4)	In the event of a “material change in management” as described in the text below, Severance amount for Mr. Weyel reflects payment of an amount equal to the sum of (i) two times his base salary at the annual rate in effect at the time of termination and (ii) two times his target bonus calculated as 100% base salary then in effect.

If a Named Executive Officer’s employment was terminated as of September 10, 2008 as a result of his death or “disability” (as described in the text below), then such Named Executive Officer (or his estate) would have been entitled to all accrued benefits, if any, as of that date.

Our obligations generally arise due to the applicable agreements and arrangements with the Named Executive Officers providing that all outstanding equity awards and, in respect of Messrs. Schiller, Weyel and Griffin, accrued benefits under any and all nonqualified deferred compensation plans vest and become exercisable and non forfeitable, as applicable, upon the corresponding death or “disability” of the respective Named Executive Officer.

Company Obligations Upon Termination for Death or Disability, Termination by Executive without Good Reason or by Company for Cause

Outstanding restricted stock unit awards of all Named Executive Officers immediately vest upon their death or “disability” as shown in the table above. No further obligations are paid upon termination of a Named Executive Officer for “cause” or upon termination of employment by a Named Executive Officer without “good reason” (as each term is described below).

Narrative Discussion to Accompany Potential Payments and Benefits upon Termination of Employment or a Change of Control

The basis for the information provided in this section arises from obligations under our Current Employment Agreements with each of Messrs. Schiller, Weyel and Griffin, under our Severance Plan that covers Messrs. Marchive and Reid and under the terms of restricted stock unit awards agreements with each of our Named Executive Officers under the 2006 Long-Term Incentive Plan. The following text describes certain relevant information in regards to such obligations.

The Current Employment Agreements

The payments and amounts shown in the “Company Obligations Upon Termination by Executive for Good Reason, by Company without Cause and Following a Change in Control” table with respect to Messrs. Schiller, Weyel and Griffin (for the purposes of the Current Employment Agreements, each an “Executive”) reflect our obligations under our respective Current Employment Agreements with such individuals. Our “Severance” obligations are to make a lump sum payment on the date of termination. Our obligations under the other columns in the table are generally to be paid (if any payment obligation exists) as they become due for the applicable executive officer. To the extent we fail to make such payments when due to the applicable executive officer, we are further obligated to pay accrued interest on such late payments at the prime or base rate of interest offered by JPMorgan Chase Bank at its offices in New York.

The provisions of the Current Employment Agreements with Messrs. Schiller, Weyel and Griffin are essentially the same with respect to the right to receive payments and benefits, except that Mr. Weyel’s employment agreement provides for a separate “Severance” obligation in the event of a “material change in management” (as described below). Each Current Employment Agreement generally provides that the types of payments and benefits shown in the “Company Obligations Upon Termination by Executive for Good Reason, by Company without Cause and Following a Change in Control” table above for the applicable executive officers become payable or owing in respect of any such termination of such applicable officer’s employment with us. Our obligations to each of Messrs. Schiller, Weyel and Griffin as described in the “Company Obligations Upon Termination for Death or Disability, Termination by Executive without Good Reason or by Company for Cause” section also arise under the Current Employment Agreements. The following definitions are applicable to the Current Employment Agreements:

“Cause” has the general meaning of the applicable executive officer’s malfeasance toward us, but specifically refers in respect of such executive officers to any of the following: (A) Executive’s gross negligence, gross neglect or willful misconduct in the performance of the duties required, (B) Executive’s commission of a felony that results in a material adverse effect on the Company, or (C) Executive’s material breach of any material provision of the employment agreement.

“Change in Control” is defined to generally mean the occurrence of any one of the following: (1) acquisition by a person or entity of beneficial ownership of fifty percent (50%) or more of the combined voting power of Company’s then outstanding voting securities or having the ability to elect fifty percent (50%) or more of Company’s directors; or (2) the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that if either the election of any new director or the nomination for election of any new director by Company’s stockholders was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; or (3) the consummation of a merger, consolidation or reorganization involving Company (a “Business Combination”), unless (1) the stockholders of Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and (3) no Person (other than (x) Company or any Controlled Entity, (y) a trustee or other fiduciary holding securities under one or more Executive benefit plans or arrangements (or any trust forming a part thereof) maintained by Company, the Surviving Corporation or any Controlled Entity, or (z) any Person who, immediately prior to the Business Combination, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (a Business Combination described in clauses (1), (2) and (3) of this paragraph shall be referred to as a “Non-Control Transaction”); (4) a complete liquidation or dissolution of Company; or (5) the sale or other disposition of all or substantially all of the assets of Company to any Person (other than a transfer to a Controlled Entity).

However, any event that would otherwise constitute a Change in Control shall not be deemed to be a Change in Control if (i) the Incumbent Board continues to constitute a majority of the Board of the Company (or of the Surviving Corporation (if not the Company) and of any and all resulting parent entity(ies) in a Business Combination ), (ii) (in the case of Mr. Weyel) John D. Schiller, Jr. continues to serve as Chairman of the Board and/or Chief Executive Officer of the Company (or of the Surviving Corporation (if not the Company) and of any and all resulting parent entity(ies) in a Business Combination), (iii) any successor entity of the Company, if any, agrees in writing to expressly assume and agree to perform the employment agreement, and (iv) Executive maintains his same position of employment and reporting relationship with the Company (or of the Surviving Corporation (if not the Company) and of any and all resulting parent entity(ies) in a Business Combination) after such event for a period of at least three (3) years.

“Disability” means when Executive shall have been absent from the full-time performance of Executive’s duties with Company for 180 business days during any twelve-month period as a result of Executive’s incapacity due to accident, physical or mental illness, or other circumstance which renders him mentally or physically incapable of performing the duties and services required of him hereunder on a full-time basis as determined by Executive’s physician.

“Good Reason” means (1) the material breach of any of the Company’s obligations under this employment agreement without executive officer’s written consent or (2) the occurrence of any of the following circumstances, without executive officer’s written consent: (i) the change of executive officer’s title or the assignment of any duties that materially adversely alter the nature or status of his office, title, responsibilities, including reporting responsibilities, or action by the Company that results in the material diminution of his position, duties or authorities, from those in effect immediately prior to such change in title, assignment or action; (ii) the failure by Company to continue in effect any compensation plan in which executive officer participates that is material to his total compensation unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by Company to continue his participation therein (or in such substitute or alternative plan) on a basis not materially less favorable to him, unless any such failure to continue in effect any compensation plan or participation relates to a discontinuance of such plans or participation on a management-wide or Company-wide basis; (iii) the taking of any action by Company which would directly or indirectly materially reduce or deprive executive of any material pension, welfare or fringe benefit then enjoyed by him, unless such action relates to a discontinuance of benefits on a management-wide or Company-wide basis; (iv) the relocation of Company’s principal executive offices, or the Company’s requiring executive officer to relocate, anywhere outside the greater Houston, Texas metropolitan area, except for required travel on the Company’s business to an extent substantially consistent with his obligations under this Agreement; or (v) the Company’s material breach of any material provision of the employment agreement, following opportunity to cure.

“Material Change in Management” shall occur if John D. Schiller, Jr. ceases to be the Company’s Chief Executive Officer and Mr. Weyel is not offered the position of Chief Executive Officer, with his compensation being commensurate with the compensation for the position of Chief Executive Officer.

The Severance Plans

The payments and amounts shown in the “Company Obligations Upon Termination by Executive for Good Reason, by Company without Cause and Following a Change in Control” table with respect to Messrs. Marchive and Reid reflect our obligations under our Severance Plan with such individuals, as well as with our other employees. Our “Severance” obligations are to make a lump sum payment on the date of termination. Our obligations under the other columns in the table are generally to be paid (if any payment obligation exists) as they become due for the applicable executive officer.

The Severance Plan generally provides that the types of payments and benefits shown in the “Company Obligations Upon Termination by Executive for Good Reason, by Company without Cause and Following a Change in Control” table above for the applicable executive officers become payable or owing in respect of any such termination of such applicable officer’s employment with us. Our obligations to each of Messrs. Marchive and Reid as described in the “Company Obligations Upon Termination for Death or Disability, Termination by Executive without Good Reason or by Company for Cause” section also arise under the Severance Plan. The following definitions are applicable to the Severance Plan:

“Change of Control” shall be deemed to have occurred upon any of the following events: (1) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of Company to another entity if, in any such case, (i) holders of equity securities of Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be case in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of Company immediately prior to such transaction or event or (ii) the persons who were members of the Company’s Board of Directors immediately prior to such transaction or event shall not constitute at least a majority of the Board of Directors of the resulting entity immediately after such transaction or event; (2) the dissolution or liquidation of the Company; (3) when any persons or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of the Company; or (4) as a result of or in connection with a contested election of directors, the persons who were members of the Company’s Board of Directors immediately before such election shall cease to constitute a majority of the Board of Directors.

“Disability” shall mean either (1) an inability of the employee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (2) the receipt of income replacements by the employee, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for a period of not less than three months under the Company’s accident and health plan.

“Good Reason” means the occurrence after a Change of Control of any of the following events or conditions: (1) a reduction in the employee’s combined base salary and bonus opportunity of more than 10%; (2) a significant change in the employee’s duties and/or responsibilities resulting in a change of status, title and/or level of position within the organization; (3) material reduction in benefits without substitution of benefits that are substantially comparable in the aggregate; or (4) the permanent relocation of employee’s principle place of employment with the Company to a location that is more than 40 miles from such employee’s prior principle place of employment.

“Termination for Cause” shall mean any termination of employment with the Company by reason of employee’s (1) conviction of any felony or of a misdemeanor involving moral turpitude, (2) material failure to perform his duties or responsibilities in a manner satisfactory to the Company, (3) engagement in conduct which is injurious (monetarily or otherwise) to the Company or any of its affiliates, (4) engagement in business activities which are in conflict with the business interests of the Company, (5) insubordination, (6) engagement in conduct which is in violation of the Company’s safety rules or standards or which otherwise causes injury to another employee or any other person, (7) conduct which is in violation of any policy or work rule of the Company or (8) engagement in conduct which is in violation of the Company’s guidelines for appropriate employee conduct or which is otherwise inappropriate in the office or work environment; in each foregoing case to be determined in the sole discretion of the Remuneration Committee.

Options Awards, Restricted Stock Awards and Restricted Stock Unit Awards

The payments and amounts shown in the table above with respect to our Named Executive Officers reflect our obligations under the respective option awards, restricted share awards and restricted stock unit awards granted to such individuals under the 2006 Long-Term Incentive Plan. The provisions of those awards are the same with respect to the right to receive payments and benefits. Each award provides that all unvested options, restricted shares and restricted stock units become vested and non forfeitable immediately upon the respective executive officer’s death or “disability” or upon a “change of control” of us. Under those awards, upon vesting we are obligated to either deliver to the applicable executive officer the number of Common Shares underlying the award or make a cash payment of the corresponding value of such Common Shares, in each case within two and one-half months following the date of such vesting.

Under the 2006 Long-Term Incentive Plan, a “change of control” is deemed to have occurred upon any of the following events:

•	any person or entity (including any group of persons or entities acting in concert) becomes the beneficial owner of our securities representing 50% or more of our voting stock then outstanding, except for person(s) or entity(ies) that are (i) us or any of our subsidiaries, (ii) any of our or our subsidiaries’ employee benefit plans, (iii) an affiliate of us, (iv) a company owned, directly or indirectly, by our shareholders in substantially the same proportion as their ownership of us, or (v) an underwriter temporarily holding securities for an offering of securities;

•	the consummation of any merger, reorganization, business combination or consolidation of the company or one of our subsidiaries with or into any other company, other than any of such transactions in which the holders of our voting securities outstanding immediately prior to such transaction represent immediately after such transaction more than 50% of the combined voting power of our voting securities or the surviving company or the parent of such surviving company;
•	the consummation of a sale or disposition of Energy XXI Services, LLC, the subsidiary through which we generally employ our employees, or of all or substantially all of our assets, other than a sale or disposition where the holders of our voting securities outstanding immediately prior to such transaction hold securities immediately after such transaction representing more than 50% of the combined voting power of the voting securities of the acquirer, or parent of the acquirer; or
•	individuals who constituted our Board of Directors as of October 6, 2006 cease to constitute at least a majority of our Board of Directors, except that any individual who becomes a director subsequent to such date whose election to the Board of Directors was approved by a vote of at least a majority of our directors (including those that comprised such initial board and those that are subsequently elected per such exception, but excluding any individual who initially joins our Board of Directors as a result of a contest for the election or removal of any of our directors or otherwise as a result of other solicitation of proxies or consents by or on behalf of a person other than our Board of Directors) shall be considered as if such person(s) were initially members of our Board of Directors as of such October 6, 2006 date.

Notwithstanding the foregoing, the definition of “change of control” under the 2006 Long-Term Incentive Plan is expressly intended to comply with the requirements of Section 409A of the United States Internal Revenue Code and such plan contemplates that the definition will be modified to the extent necessary to ensure compliance with such requirements.

Other Benefits

Each of the Named Executive Officers would also be eligible for other benefits and compensation accrued through the date of their respective termination on the same basis as generally available to the other employees of the Company, including the fact that they would be fully vested in any profit sharing or other nonqualified deferred compensation that would have previously been paid by us. Nevertheless, the occurrence of such Named Executive Officer’s termination or a change of control would not create any additional rights in these respects.

AUDIT COMMITTEE REPORT

No portion of this report and the information contained in this report shall be deemed to be incorporated by reference into any filing under the Securities Act or under the Exchange Act through any general statement incorporating by reference the Proxy Statement or the Schedule 14A in which this report appears in its entirety, except to the extent that the Company specifically incorporates this report or a portion of this report by reference. Furthermore, this report and the information contained in this report shall not be deemed to be “soliciting material” or “filed” under such Acts.

The Audit Committee currently consists of Messrs. Colvin (who serves as its chair), Davison, Dunwoody and Feinberg. Our Nomination Committee has determined that each of the members of the Audit Committee meet the independence requirements established by the Board of Directors and as set forth in Rule 10A-3(b)(1) under the Exchange Act and the applicable rules of NASDAQ. The Board of Directors has also determined that Mr. Colvin qualifies as a “financial expert” under the rules of the SEC.

Role in Financial Reporting

The management of the Company is responsible for the Company’s internal controls and the financial reporting process. The independent auditor hired by the Company is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee monitors and oversees these processes and reports to our Board of Directors with respect to its findings. The responsibility and authority of the Audit Committee is more specifically described in the Audit Committee Charter, which has been approved by the Company’s Board of Directors. A copy of the Audit Committee Charter is available on the Company’s website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

Fiscal 2008 Financial Statements

In order to fulfill our monitoring and oversight duties, we reviewed the audited consolidated financial statements for the year ended June 30, 2008, and we met and held discussions with the Company’s management and UHY LLP, the Company’s independent registered public accounting firm, with respect to those financial statements. Management represented to us that these financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. In addition, we have discussed with UHY LLP the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the Company’s internal controls they considered necessary to support their opinion on the financial statements for the year 2008, and various factors affecting the overall quality of accounting principles applied in the Company’s financial reporting. UHY LLP also met with us without management being present to discuss these matters. We also discussed with UHY LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended. Finally, we received and have reviewed the written disclosures and the letter provided to us by UHY LLP, as required by Independence Standards Board Standard No. 1, and we discussed with UHY LLP its independence.

During fiscal 2008, management assessed the effectiveness of the Company’s system of internal control over financial reporting in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee reviewed and discussed with management and UHY LLP management’s report on internal control over financial reporting and UHY LLP’s report on their audit of the Company’s internal control over financial reporting as of June 30, 2008.

Based on our review and our discussions with management and UHY LLP, and our review of UHY LLP’s report and the representations of management, we recommended to our Board of Directors that the audited consolidated financial statements for the year ended June 30, 2008 be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008 for filing with the SEC and the Board of Directors approved such inclusion.

Auditor Independence

The Audit Committee considered whether the provision of non-audit services by UHY LLP was compatible with maintaining such firm’s independence. After reviewing the services provided by UHY LLP, including all non-audit services, the Audit Committee, in accordance with its charter, authorized the selection, subject to shareholder ratification and approval, of UHY LLP as the independent registered public accounting firm of the Company.

Respectfully submitted by the Audit Committee,

William Colvin, Chairperson
Paul Davison
David M. Dunwoody
Hill A. Feinberg

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of UHY LLP to serve as our independent registered public accounting firm for the year ending June 30, 2009. UHY LLP has audited the Company’s financial statements since its inception (July 25, 2005).

The Audit Committee selected UHY LLP to act as our independent registered public accounting firm because the Audit Committee believes UHY LLP has significant resources and expertise in the oil and gas industry. UHY LLP has represented to us that it is independent with respect to the Company within the meaning of the published rules and regulations of the SEC.

A representative from UHY LLP will be present at the 2008 Annual General Meeting, will have an opportunity to make a statement, if asked, and will be available to respond to appropriate questions.

Fees Paid to UHY LLP

The following table sets forth the aggregate fees for professional services rendered by UHY LLP for the years ended June 30, 2008 and June 30, 2007 on behalf of the Company and its subsidiaries:

	Year Ended June 30, 2008	Year Ended June 30, 2007
Audit Fees(1)	$690,000	$554,000
Audit Related Fees(2)	—	196,000
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$690,000	$750,000

(1)	Consists of fees for the audit of our annual financial statements and internal control over financial reporting (2008 only), review of our quarterly financial statements, and fees for the review and issuance of consents related to our registration statements and other SEC filings.
(2)	Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting and reporting consultations and special audits of acquired properties.
(3)	UHY LLP provides no tax services for the Company.
(4)	No other fees were paid to UHY LLP.

Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by UHY LLP. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis and may delegate pre-approval authority to one or more Audit Committee members. If so delegated, the Audit Committee member must report any pre-approval decision by him to the Audit Committee at its first meeting after the pre-approval was obtained.

The Company became subject to the rules of the SEC regarding qualifications of accountants, including the pre-approval provisions, on December 29, 2006, which is the date our registration statement on Form 10 became effective. Our indirect, wholly-owned subsidiary, Energy XXI Gulf Coast, Inc., became subject to the rules of the SEC regarding qualifications of accountants, including the pre-approval provisions on September 10, 2007, the date that its registration statements relating to the exchange offer to exchange outstanding unregistered notes for freely tradable exchange notes registered under the Securities Act became effective. Subsequent to Energy XXI Gulf Coast, Inc. becoming subject to the pre-approval provisions, all of the fees paid in the fiscal years ended June 30, 2008 and June 30, 2007 in the above table were approved by the Audit Committee in conformity with the pre-approval process or pursuant to the SEC’s waiver of pre-approval provisions.

The firm of UHY LLP acts as our principal independent registered public accounting firm. Through September 11, 2008, UHY LLP had a continuing relationship with UHY Advisors TX, LLC (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY LLP’s partners provide non-audit services. UHY LLP has only a few full time employees. Therefore, few, if any, of the audit services performed were provided by permanent full-time employees of UHY LLP. UHY LLP manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Other

In connection with the audit for the period ending June 30, 2008, there were no disagreements with UHY LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of UHY LLP, would have caused them to refer to such disagreement in connection with their report.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and anyone who beneficially owns more than 10% of our Common Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and to furnish copies of such reports to the Company. Based solely on our review of the copies of these reports furnished to us and written representations from our officers and directors, we believe that none of our officers, directors or 10% stockholders failed to file any reports under Section 16(a) on a timely basis during our fiscal year ended June 30, 2008, except that Messrs. Schiller, Weyel, Griffin, Marchive and Nelson each filed Forms 4 to report grants and vesting of restricted stock units, and Messrs. Schiller, Weyel and Griffin filed amended Forms 3 to report acquisitions of warrants, which transactions were previously unreported due to administrative error.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL GENERAL MEETING

The Company’s Bye-Laws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement or shareholder recommendations for nominees, to be brought before an annual general meeting of shareholders. In accordance with our Bye-Laws in order to be properly brought before the 2009 Annual General Meeting, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to Energy XXI (Bermuda) Limited, Canon’s Court, 22 Victoria Street, PO Box HM 1179, Hamilton HM EX, Bermuda, Attention: Corporate Secretary, not less than 60 days nor more than 90 days prior to the anniversary date of the 2008 Annual General Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters.

The Company’s Bye-Laws require that shareholder recommendations for nominees for director to serve on our Board of Directors must include the name of the nominee or nominees, a statement of the qualifications of the nominee and a consent signed by the nominee evidencing the willingness to serve as a director, if elected. Any such proposal or nomination must also meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal or nomination to be eligible for inclusion in our 2008 Annual General Meeting proxy statement.

Therefore, to be presented at the Company’s 2009 Annual General Meeting, such a proposal or nomination must be received by the Company on or after August 6, 2008 but no later than September 5, 2008.

HOUSEHOLDING OF ANNUAL GENERAL MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for annual reports and proxy statements with respect to two or more security holders sharing the same address by delivering a single annual report and proxy statement addressed to those security holders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for security holders and cost savings for companies and such intermediaries. Our Annual Report, including our audited financial statements for the year ended June 30, 2008, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report or Proxy Statement, as applicable, will be mailed to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, the Company will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any shareholder who sends a written request to Energy XXI (Bermuda) Limited, Canon’s Court, 22 Victoria Street, PO Box HM 1179, Hamilton HM EX, Bermuda, Attention: Corporate Secretary. You may also provide notice or make a request to such address or such telephone number if you wish to receive separate annual reports and proxy statements from the Company in the future. If your household is receiving multiple copies of the Company’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Energy XXI (Bermuda) Limited, Canon’s Court, 22 Victoria Street, PO Box HM 1179, Hamilton HM EX, Bermuda, Attention: Corporate Secretary.

Furthermore, you may find copies of our Annual Report and this Proxy Statement on the Internet at www.energyxxi.com, by clicking “Investor Relations”, “Filings” and “SEC Filings”.

OTHER BUSINESS

The Company’s Board of Directors does not intend to bring any other matters before the 2008 Annual General Meeting in addition to those described above, and has not been informed that any other matters are to be presented by others. If other business is properly presented for consideration at the 2008 Annual General Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

* * *

Whether or not you plan to attend the 2008 Annual General Meeting, please complete, date and sign the enclosed proxy and return it promptly or vote in accordance with the instructions listed on the proxy card. A postage-paid, return envelope is enclosed for your convenience. Your cooperation giving this matter your immediate attention and in returning your proxies will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Juliet Evans

Corporate Secretary
Dated: September 30, 2008
Hamilton, Bermuda

Appendix A

ENERGY XXI SERVICES, LLC
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
PURPOSE

The purposes of this Energy XXI Services, LLC Employee Stock Purchase Plan (the “Plan”) are to assist Eligible Employees of Energy XXI Services, LLC, a Delaware limited liability corporation (the “Employer”), and its Parent and Subsidiaries in acquiring a stock ownership interest in Energy XXI (Bermuda) Limited, a Bermuda corporation (the “Company”) pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company, the Employer and its Subsidiaries.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” means the entity that conducts the general administration of the Plan as provided herein. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Article III.

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

2.4 “Committee” means the committee of the Board described in Article III.

2.5 “Company” shall mean Energy XXI (Bermuda) Limited, a Bermuda corporation.

2.6 “Compensation” of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee as compensation for services to the Company, the Employer or any Designated Subsidiary, excluding overtime payments, sales commissions, incentive compensation, bonuses, contributions to pension, profit sharing, health and life insurance and other plans, expense reimbursements, fringe benefits and other special payments.

2.7 “Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 3.3(ii).

2.8 “Eligible Employee” shall mean an Employee of the Company, the Employer or a Designated Subsidiary: (i) who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Stock or other stock of the Employer, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of clause (i) above, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company, the Employer or a Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2).

2.9 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, the Employer or any Designated Subsidiary.

2.10 “Employer” shall mean Energy XXI Services, LLC, a Delaware limited liability corporation.

2.11 “Enrollment Date” shall mean the first day of each Offering Period.

2.12 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.13 “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value of a share of Stock as of any given date shall be (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for the first Trading Day immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on the date immediately prior to such date on which sales price are reported.

2.14 “Offering Document” shall have the meaning given to such term in Section 5.1.

2.15 “Offering Period” shall mean each Offering Period designated by the Administrator in the applicable Offering Document pursuant to Section 5.1 or otherwise established in accordance with Section 5.1.

2.16 “Parent” means any corporation, other than the Employer, in an unbroken chain of corporations ending with the Employer if, at the time of the determination, each of the corporations other than the Employer owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The definition of “Parent” is intended to, and shall be construed and applied, to coincide and conform with the definition of “parent” under Section 424(e) of the Code.

2.17 “Participant” means any Eligible Employee who has executed a participation agreement and been granted rights to purchase Stock pursuant to the Plan.

2.18 “Plan” shall mean this Energy XXI Services, LLC Employee Stock Purchase Plan, as it may be amended from time to time.

2.19 “Purchase Date” shall mean the last Trading Day of each Offering Period.

2.20 “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a share of Stock for the Enrollment Date or for the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a share of Stock for the Enrollment Date or for the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article IX; and provided, and further, that the Purchase Price shall not be less than the par value of a share of Stock.

2.21 “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

2.22 “Stock” means the common stock, $0.001 par value, of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article IX.

2.23 “Subsidiary” shall mean any corporation, other than the Employer, in an unbroken chain of corporations beginning with the Employer if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The definition of “Subsidiary” is intended to, and shall be construed and applied, to coincide and conform with the definition of “subsidiary” under Section 424(f) of the Code.

2.24 “Trading Day” shall mean any day on which the Stock is actually traded.

ARTICLE III
ADMINISTRATION

3.1 Administrator. The Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”), which Committee shall consist solely of two or more members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Exchange Act and which Committee is otherwise constituted to comply with applicable law. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

3.2 Action by the Administrator. A majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and, subject to applicable law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the Employer or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

3.3 Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Subsidiaries of the Employer shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in Article X.

(v) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company, the Employer, and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

The Administrator shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company or Employer as the Administrator deems appropriate.

3.4 Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any participation agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE IV
SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to Article IX, the aggregate number of shares of Stock which may be issued pursuant to rights granted under the Plan shall be 5,000,000 shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Stock not purchased under such right shall again become available for the Plan.

4.2 Stock Distributed. Any Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Stock, treasury stock or Stock purchased on the open market.

ARTICLE V
OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

5.1 Offering Periods. Commencing with the Effective Date (as defined in Article XI) of the Plan and continuing while the Plan remains in force, the Administrator may from time to time grant or provide for the grant of rights to purchase Stock of the Company under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator commencing on such dates (each, an “Enrollment Date”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan; provided however, that in the event an Offering Period is not designated by the Administrator in the Offering Documents, the right to purchase Stock of the Company under the Plan shall be granted twice each year on January 1 and July 1 of each calendar year and the term of the Offering Period shall be six months. The provisions of separate Offering Periods under the Plan need not be identical. Notwithstanding the foregoing, the first Offering Period shall begin on December 1, 2008 and end on June 30, 2009.

5.2 Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(i) the length of the Offering Period, which period shall not exceed twenty-seven months;

(ii) the Enrollment Date for such Offering Period;

(iii) the Purchase Date for such Offering Period;

(iv) the maximum number of shares, if any, that may be purchased by any Eligible Employee during such Offering Period; and

(v) such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE VI
PARTICIPATION

6.1 Eligibility. Any Eligible Employee who shall be employed by the Company, the Employer or a Designated Subsidiary on the day immediately preceding a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article VI and the limitations imposed by Section 423(b) of the Code.

6.2 Enrollment in Plan. Except as otherwise set forth in an Offering Document, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a participation agreement to the Company or the Employer prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document), in such form as the Administrator provides. Except as provided in Section 6.7 below, an Eligible Employee may participate in the Plan only by means of payroll deduction. Each such participation agreement shall designate a stated amount of such Eligible Employee’s Compensation to be withheld by the Company, the Employer or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The stated amount may not be less than $10.00 per pay period, and may not exceed either of the following: (i) 70% of the Compensation from which the deduction is made, or (ii) an amount which will result in noncompliance of the $25,000 limit stated in Section 6.5. A Participant may elect to have all payroll deductions completely discontinued at any time, but an election to discontinue payroll deductions shall be deemed to be an election to withdraw pursuant to Section 8.1. No change in payroll deductions other than complete discontinuance can be made during an Offering Period, and, specifically, once an Offering Period has commenced, a Participant may not alter the rate of his or her payroll deductions for such offering.

6.3 Payroll Deductions. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Article VIII.

6.4 Effect of Enrollment. A Participant’s completion of a participation agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new participation agreement, withdraws from participation under the Plan as provided in Article VIII or otherwise becomes ineligible to participate in the Plan.

6.5 Limitation on Purchase of Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Employer, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Employer or any Parent or Subsidiary to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

6.6 Decrease of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6.5, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period.

6.7 Leaves of Absence. During a paid leave of absence approved by the Company or the Employer and meeting the requirements of U.S. Treasury Regulation Section 1.421-1(h)(2), a Participant’s elected payroll deductions shall continue. If a Participant takes an unpaid leave of absence that is approved by the Company or the Employer and meets the requirements of Treasury Regulation Section 1.421-1(h)(2), then such Participant may contribute amounts to the Plan in lieu of his elected payroll deductions or contributions in accordance with procedures established by the Administrator; provided, however, that a Participant’s contributions while on such an unpaid leave of absence may not exceed the total amount of payroll deductions that would have been made had such Participant not taken such an unpaid leave of absence. If a Participant takes a leave of absence that is not described in the preceding sentences of this Section 6.7, then he shall be considered to have withdrawn from the Plan in accordance with Section 8.1 hereof. Further, notwithstanding the preceding provisions of this Section 6.7, if a Participant takes a leave of absence that is described in the first or second sentence of this Section 6.7, and such leave of absence exceeds 90 days, then he shall be considered to have withdrawn from the Plan in accordance with Section 8.1 hereof on the 91st day of such leave of absence; provided, however, that if the Participant’s right to employment is guaranteed either by statute or contract, then such 90-day period shall be extended until the last day upon which such reemployment rights are so guaranteed.

ARTICLE VII
GRANT AND EXERCISE OF RIGHTS

7.1 Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall, subject to the maximum number of shares of Stock specified under Section 5.2(iv) (provided that if no maximum number is specified in the Offering Document, then the maximum number shall be 15,000 shares of Stock) and the provisions of Section 6.5 above, be granted a right to purchase that number of shares of the Company’s Stock equal to the quotient of (i) the aggregate payroll deductions authorized to be withheld by such Participant in accordance with Section 6.2 hereof for such Offering Period, divided by (ii) the applicable Purchase Price of the Stock.

7.2 Exercise of Rights. Subject to the limitations set forth in Section 6.5 hereof, each Participant in the Plan automatically and without any act on his part will be deemed to have exercised his right on each Purchase Date, to the extent that the balance then in his account under the Plan is sufficient, to purchase at the Purchase Price the whole number of shares of Stock subject to the right granted to such Participant under this Plan for such Offering Period. No fractional shares shall be issued on the exercise of rights granted under this Plan. The amount, if any, of accumulated payroll deductions remaining in each Participant’s account after the purchase of shares on each Purchase Date shall be distributed in full to the Participant after such Purchase Date.

7.3 Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of shares of Stock with respect to which rights are to be exercised may exceed (i) the number of shares of Stock that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Stock available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Stock available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Stock are to be exercised pursuant to this Article VII on such Purchase Date, and shall either (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Article X. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant which has not been applied to the purchase of shares of stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

7.4 Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s or the Employer’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the right or the disposition of the Stock. At any time, the Company or Employer may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Stock by the Participant.

7.5 Conditions to Issuance of Stock.

(a) Except as provided below, the Company will deliver to each Participant a certificate issued in his name for the number of shares of Stock with respect to which his rights were exercised and for which he has paid the Purchase Price. The certificate will be delivered as soon as practicable following the Purchase Date.

In lieu of delivering share certificates directly to Participants, the Company in its discretion may take such steps as it deems necessary or advisable (including, without limitation, the execution of service agreements and contracts) to effect the delivery of shares to a broker-dealer or similar custodian designated by the Company (the “Plan Broker”) on such terms and conditions as the Company determines in its discretion. In such event, as soon as practicable following the Purchase Date, the Company, on behalf of each Participant, shall deliver to the Plan Broker a certificate for (or shall otherwise cause to be credited with the Plan Broker) the number of shares of Stock with respect to which such Participant’s right was exercised and for which such Participant has paid the Purchase Price. The Plan Broker shall keep accurate records of the beneficial interests of each Participant in such shares by means of the establishment and maintenance of an account for each Participant. Fees and expenses of the Plan Broker shall be paid by the Company and/or allocated among the respective Participants in such manner as the Company determines in its discretion. During any period that the Plan Broker arrangement described above is utilized in connection with the Plan, Participants shall be required, at such time or times as may be designated by the Company, to enter into such agreements and authorizations (the terms of which may include, without limitation, restrictions on the transfer of shares from Participants’ Plan Broker accounts) with the Plan Broker and the Company as the Company may prescribe.

(b) The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(i) The admission of such shares to listing on all stock exchanges, if any, on which the Stock is then listed; and

(ii) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(iv) The payment to the Company or Employer of all amounts which it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(v) The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE VIII
WITHDRAWAL; TERMINATION OF EMPLOYMENT OR ELIGIBILITY

8.1 Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company or the Employer in a form acceptable to the Administrator. All of the Participant’s payroll deductions credited to his or her account during the Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant delivers to the Company or the Employer a new participation agreement.

8.2 Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company, the Employer or a Designated Subsidiary or in subsequent Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

8.3 Termination of Employment.

(a) If the employment of a Participant terminates prior to the Purchase Date relating to a particular Offering Period, other than by death as addressed in Section 8.3(b) below, his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment; provided, however, that if the Purchase Date for the Offering Period during which such termination of employment occurs is not a Business Day and the Participant’s employment terminates on the last Business Day of the Offering Period, then such Participant will be considered to have terminated employment, for purposes of this Section 8.3(a), on the Purchase Date. For purposes of the preceding sentence, the term“Business Day” shall mean any day except a Saturday, Sunday or other day on which national banking associations in the State of Texas are generally closed for the conduct of commercial banking business. Following the Participant’s termination of employment as described above, the Company or Employer promptly will refund to him the amount of the balance in his account under the Plan, and thereupon his interest in the Plan and in any right under the Plan shall terminate.

(b) If the employment of a Participant terminates due to such Participant’s death, then such Participant’s personal representative shall have the right to elect either to:

(i) withdraw the amount of the balance in the Participant’s account under the Plan at the date of such Participant’s termination of employment; or

(ii) exercise such Participant’s right to purchase Stock on the applicable Purchase Date of the Offering Period during which termination of employment occurs, in which event such personal representative shall be permitted to purchase the number of whole shares of Stock which the amount of the balance in the Participant’s account under the Plan at the date of such Participant’s termination of employment will purchase at the applicable Purchase Price (subject to Section 6.5), with any balance remaining in the Participant’s account under the Plan to be returned to such personal representative.

Such personal representative must make such election by giving notice to the Company or the Employer at such time and in such manner as the Administrator prescribes. In the event that no such notice of election is timely received by the Company or the Employer, the personal representative will automatically be deemed to have elected as set forth in clause (i) above, and the balance in such Participant’s account under the Plan shall be promptly distributed to such personal representative.

ARTICLE IX
ADJUSTMENTS UPON CHANGES IN STOCK

9.1 Changes in Capitalization; Other Adjustments.

(a) Subject to Section 9.3, whenever any change is made in the Stock by reason of any stock dividend or by reason of subdivision, stock split, reverse stock split, combination or exchange of shares, recapitalization, reorganization, reclassification of shares, or any other similar corporate event affecting the Stock, appropriate action will be taken by the Board to make such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares of Stock (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations established in each Offering Document pursuant to Section 5.2 on the maximum number of shares of Stock that may be purchased); (ii) the class(es) and number of shares and price per share of Stock subject to outstanding rights; and (iii) the Purchase Price with respect to any outstanding rights.

(b) If the Company shall not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if the Company is to be dissolved or liquidated, then unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all rights then outstanding under this Plan, (i) the Purchase Date for all rights then outstanding under this Plan shall be accelerated to dates fixed by the Administrator or the Board prior to the effective date of such merger or consolidation or such dissolution or liquidation, (ii) a Participant (or his legal representative) may make a lump-sum deposit prior to the Purchase Date in lieu of the remaining payroll deductions (or remaining Participant contributions under Section 6.7) which otherwise would have been made, and (iii) upon such effective date any unexercised rights shall expire.

9.2 No Adjustment Under Certain Circumstances. No adjustment or action described in this Article IX or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

9.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator or the Board under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an outstanding right or the Purchase Price of the Stock subject to an outstanding right.

ARTICLE X
AMENDMENT, MODIFICATION AND TERMINATION

10.1 Amendment, Modification and Termination. The Board may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval by a vote of the holders of the outstanding shares of the Company’s capital stock entitled to vote shall be required to amend the Plan to: (a) change the aggregate number of shares that may be sold pursuant to rights under the Plan under Section 4.1 (other than any adjustment as provided by Article IX); (b) materially increase the benefits accruing to Participants under the Plan; (c) change the class of individuals who may be granted rights under the Plan; (d) extend the term of the Plan; or (e) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

10.2 Rights Previously Granted. Except as provided in Article IX or this Article X, no termination, amendment or modification may make any change in any right theretofore granted which adversely affects the rights of any Participant without the consent of such Participant, provided that an Offering Period may be terminated, amended or modified by the Administrator if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders.

10.3 Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s or the Employer’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

ARTICLE XI
TERM OF PLAN

The Plan shall become effective on the first December 1 following its adoption by the Board and the Employer, subject to approval by the stockholders in accordance with U.S. Treasury Regulation Section 1.423-2(c) within twelve months after its adoption by the Board (the “Effective Date”). No right may be granted under the Plan prior to such stockholder approval. The Plan shall be in effect until November 30, 2018, unless sooner terminated under Article X. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE XII
MISCELLANEOUS

12.1 Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company or the Employer shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2 Rights as a Stockholder. With respect to shares of Stock subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

12.3 Interest. No interest shall accrue on the payroll deductions or lump sum contributions of a Participant under the Plan.

12.4 Designation of Beneficiary.

(a) A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company or the Employer. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5 Notices. All notices or other communications by a Participant to the Company or the Employer under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or the Employer at the location, or by the person, designated by the Company or the Employer for the receipt thereof.

12.6 Equal Rights and Privileges. All Eligible Employees of the Company, the Employer or any Designated Subsidiary will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

12.7 Use of Funds. All payroll deductions received or held by the Company or the Employer under the Plan may be used by the Company or the Employer for any corporate purpose, and the Company or the Employer shall not be obligated to segregate such payroll deductions.

12.8 Reports. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

12.9 No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Employer or any Parent or Subsidiary or to affect the right of the Employer or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10 Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company or the Employer of any disposition or other transfer of any shares of Stock purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one year after the Purchase Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, the provisions shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

12.12 Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Texas without regard to otherwise governing principles of conflicts of law.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

ENERGY XXI (BERMUDA) LIMITED
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
November 4, 2008

Please date, sign and mail this proxy card in
the postage-paid return-addressed envelope provided as soon as possible

The person signing on the reverse by this proxy appoints John Daniel Schiller, Jr. and David West Griffin, and each of them (with full power to designate substitutes), proxies to represent, vote and act with respect to all Common Shares of Energy XXI (Bermuda) Limited held of record by the undersigned at the close of business on September 19, 2008 at Energy XXI (Bermuda) Limited's annual general meeting of shareholders to be held on November 4, 2008 and at any adjournments or postponement thereof. The proxies may vote and act upon the matters designated below and upon such other matters as may properly come before the meeting (including a motion to adjourn the meeting), according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in accordance with the instructions given above. **If no instructions are given, this proxy will be voted "FOR" the election of all of the director nominees listed in proposal 1 and "FOR" each of the proposals 2 and 3.**

Printed Name of Shareholder as it Exists in the Shareholder Registry:______________________________

Signature: ______________________________

Printed Name and Authority of Person Signing if Not Shareholder Named in Shareholder Registry (e.g., person signing for corporate or fund shareholder):

____

Date: ______________________________

(Continued, and to be marked, dated and signed, on the other side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AND "FOR" EACH OF PROPOSALS 2 AND 3.

Please mark your votes like this **X**

1. Election of Class III Directors:

NOMINEES:

(01) John Daniel Schiller, Jr., and
(02) William Colvin

FOR all Nominees	WITHHOLD AUTHORITY for all Nominees	FOR all Nominees except (see instructions below)
☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR all except" and write the name of such individual for whom you wish your vote to be withheld below:

____

2. To approve the Energy XXI Services, LLC Employee Stock Purchase Plan attached to the Proxy Statement as Appendix A.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. To approve the appointment of UHY LLP as its fiscal year ending June 30, 2009 independent auditors and to authorize the Audit Committee of the Board of Directors to set the auditors' remuneration.

☐ FOR ☐ AGAINST ☐ ABSTAIN

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ____________________ **Signature** ____________________ **Date** __________, **2008.**

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or limited liability company, please sign in partnership or limited liability company name (as applicable) by authorized person.